Exhibit 10.23(a)

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of April 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is among GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as agent for Lenders (as defined below) (together with its successors and assigns in such capacity, “Agent”), OXFORD FINANCE CORPORATION (“Oxford”), the other financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC and Oxford, collectively the “Lenders”, and each individually, a “Lender”), Salient Surgical Technologies, Inc., a Delaware corporation (“Borrower”), and the other entities or persons, if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

RECITALS

A. GECC, as agent and lender, Borrower and Salient, Inc., a Delaware corporation, are parties to that certain Loan and Security Agreement, dated as of March 31, 2008 (the “Original Loan Agreement”), pursuant to which GECC made certain loans, advances and other extensions of credit to Borrower from time to time pursuant to the terms and conditions thereof.

B. GECC, as Agent and Lender, the other Lenders party hereto, Borrower and the Guarantors party hereto desire to continue the Original Loan Agreement but to make certain amendments and modifications thereto, all as reflected in this Agreement.

C. Borrower wishes to borrow funds from time to time from Lenders, and Lenders desire to make loans, advances and other extensions of credit, severally and not jointly, to Borrower from time to time pursuant to the terms and conditions of this Agreement.

AGREEMENT

Loan Parties, Agent and Lenders agree as follows:

1.	DEFINITIONS.

As used in this Agreement, all capitalized terms shall have the definitions as provided herein. Any accounting term used but not defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time (“GAAP”) and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. All other terms used but not defined herein shall have the meaning given to such terms in the Uniform Commercial Code as adopted in the State of New York, as amended and supplemented from time to time (the “UCC”).

2.	LOANS AND TERMS OF PAYMENT.

2.1 Promise to Pay. Borrower promises to pay Agent, for the ratable accounts of Lenders, when due pursuant to the terms hereof, the aggregate unpaid principal amount of all loans, advances and other extensions of credit made severally by the Lenders to Borrower under this Agreement, together with interest on the unpaid principal amount of such loans, advances and other extensions of credit at the interest rates set forth herein.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.2 Loans.

(a) Revolving Loans.

(i) Revolving Loan Commitment. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower from time to time on any Business Day (as defined below) during the period from the Closing Date (as defined below) until the Commitment Termination Date (as defined below) its Pro Rata Share (as defined below) of advances (each such advance, a “Revolving Loan” and, collectively, the “Revolving Loans”); provided that immediately after each such Revolving Loan is made the aggregate outstanding principal amount of all Revolving Loans shall not exceed the lesser of:

(1) the Total Revolving Loan Commitment Amount (as defined in Schedule A hereto) in effect at such time, and

(2) the Borrowing Base (as defined in Schedule C hereto) at such time,

in each case ((1) and (2) above), less Reserves (as defined in Schedule C hereto) imposed from time to time by Agent in its reasonable credit judgment. The Pro Rata Share of the aggregate principal amount of Revolving Loans of any Lender shall not at any time exceed such Lender’s revolving loan commitment as identified on Schedule A hereto (such revolving loan commitment of each Lender as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Revolving Loan Commitment”, and the aggregate of all such commitments, the “Revolving Loan Commitments”). Until the Commitment Termination Date, and subject to the conditions specified in this Section 2.2(a), Borrower may from time to time borrow, repay and reborrow under this Section 2.2(a). As used herein, “Commitment Termination Date” means the earliest of (a) April 1, 2011, (b) the date of termination of Lenders’ obligations to make Revolving Loans and to incur Letter of Credit Obligations or permit existing Revolving Loans or Term Loans to remain outstanding pursuant to Section 8.2, and (c) the date of indefeasible prepayment in full by Borrower of the Revolving Loans and the Term Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Schedule D, and the permanent reduction of the Commitments to zero dollars ($0).

(ii) Method of Borrowing. When Borrower desires a Revolving Loan, Borrower will notify Agent (which notice shall be irrevocable) no later than (1) in the case of a Revolving Loan to be made as a Base Rate Loan (as defined below), 12:00 noon (New York time) on or before the date that is one (1) Business Day prior to the day the Revolving Loan is to be made or (2) in the case of a Revolving Loan to be made as a LIBOR Loan (as defined below), 12:00 noon (New York time) on or before the date that is three (3) Business Days prior to the day the Revolving Loan is to be made. Each such notice (a “Notice of Revolving Loan Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit A, and shall include the information required in Exhibit A and such other information as may be required

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

by Agent. Each Notice of Revolving Loan Advance must also include a duly executed and completed Borrowing Base Certificate in the form of Exhibit B hereto (a “Borrowing Base Certificate”). Alternatively, Borrower may request a Revolving Loan using the MyAccount system pursuant to Section 10.15 and Schedule H hereto. Agent and Lenders may act without liability upon the basis of any Notice of Revolving Loan Advance believed by Agent to be from any authorized officer of Borrower. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any Notice of Revolving Loan Advance.

(iii) Funding of Revolving Loans. Promptly after receiving a Notice of Revolving Loan Advance, Agent shall notify each Lender of the contents of such notice and such Lender’s Pro Rata Share of the requested Revolving Loan. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Revolving Loan, in lawful money of the United States of America in immediately available funds, to the Collection Account (as defined below) prior to 11:00 a.m. (New York time) on the specified date. Agent shall, unless it shall have determined that one of the conditions set forth in Section 4.1 or 4.2, as applicable, has not been satisfied, by 4:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the following deposit account of Borrower (or such other deposit account as specified in writing by an authorized officer of Borrower and acceptable to Agent) (the “Designated Deposit Account”):

(iv) Notes. The Revolving Loans of each Lender shall be evidenced by a promissory note substantially in the form of Exhibit C hereto (each a “Revolving Note” and, collectively, the “Revolving Notes”), and Borrower shall execute and deliver a Revolving Note to each Lender. Each Revolving Note shall represent the obligation of Borrower to pay to such Lender the lesser of (a) the aggregate unpaid principal amount of all Revolving Loans made by such Lender to or on behalf of Borrower under this Agreement or (b) the amount of such Lender’s Revolving Loan Commitment, in each case together with interest thereon as prescribed in Section 2.3(a).

(v) Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Schedule D, Borrower shall have the right to request, and Lenders agree to incur, Letter of Credit Obligations (as such term is defined in Schedule D) as a utilization of the Revolving Loan Commitments. As used herein, the term “Revolving Loans” shall include all Letter of Credit Obligations outstanding from time to time (other than with respect to the accrual of interest with respect to such Letter of Credit Obligations).

(vi) Revolving Loans made on Closing Date. The Lenders, severally and not jointly, shall advance to the Borrower on the Closing Date their respective Pro Rata Shares of a Revolving Loan in the amount of $217,246.93, which Revolving Loan shall be advanced in the following manner: (a) the unpaid principal balance on the Closing Date of the “Revolving Loan” under (and as such term is defined in) the Original Loan Agreement in the amount of $217,246.93 shall be automatically converted into $217,246.93 of the outstanding principal amount of the Revolving Loans hereunder on the Closing Date in accordance with Section 2.10 and (b) Oxford shall automatically be deemed to have purchased from GECC on the Closing Date a portion of GECC’s “Revolving Loan” and “Revolving Loan Commitment” under (and as such terms are defined in) the Original Loan Agreement, in accordance with Section 2.11, such that on the Closing Date the Revolving Loan Commitments of each Lender are as set forth on Schedule A.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b) Term Loans.

(i) Term Loan Commitment. Subject to the terms and conditions hereof (including, without limitation, Section 4.2(c) hereof with respect to the Subsequent Term Loan, as defined below), each Lender, severally, but not jointly, agrees to make term loans (each a “Term Loan” and collectively, the “Term Loans”; the Revolving Loans and the Term Loans each a “Loan” and, collectively, the “Loans”) to Borrower from time to time on any Business Day during the period from the Closing Date until September 30, 2008 (the “Term Loan Commitment Termination Date”) in an aggregate principal amount not to exceed such Lender’s term loan commitment as identified on Schedule A hereto (such commitment of each Lender as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Term Loan Commitment”, and the aggregate of all such commitments, the “Term Loan Commitments”; the Revolving Loan Commitments and the Term Loan Commitments, each a “Commitment” and, collectively, the “Commitments”). Notwithstanding the foregoing, the aggregate principal amount of the Term Loans made hereunder shall not exceed the Total Term Loan Commitment Amount (as defined in Schedule A hereto). Each Lender’s obligation to fund a Term Loan shall be limited to such Lender’s Pro Rata Share of such Term Loan. Once a Term Loan is repaid or prepaid, it cannot be reborrowed.

(ii) Term Loan Advances.

(A) Subject to the terms and conditions hereof, the initial Term Loan shall be made on the Closing Date in an aggregate principal amount equal to $10,000,000 (the “Initial Term Loan”). The Initial Term Loan shall be advanced on the Closing Date in the following manner: (a) the unpaid principal balance of the “Term Loan” under (and as such term is defined in) the Original Loan Agreement advanced to Borrower by GECC under the Original Loan Agreement in the amount of $7,500,000 as of the Closing Date shall be converted into $7,500,000 of the Initial Term Loan hereunder in accordance with Section 2.10, and (b) Oxford shall make an advance to Agent to be advanced as a Term Loan to the Borrower in the amount of $2,500,000. On the Closing Date, Oxford shall automatically be deemed to have purchased from GECC $2,500,000 of the “Initial Term Loan” under (and as such term is defined in) the Original Loan Agreement, in accordance with Section 2.11, such that on the Closing Date the Term Loan Commitments of each of Lender are as set forth on Schedule A.

(B) After the Initial Term Loan, Borrower may request on or before the Term Loan Commitment Termination Date no more than one (1) additional Term Loan, and such subsequent Term Loan must be in an amount equal to $5,000,000 (such subsequent Term Loan, if any, the “Subsequent Term Loan”).

(iii) Method of Borrowing. When Borrower desires a Term Loan, Borrower will notify Agent (which notice shall be irrevocable) in writing on the date that is ten (10) Business Days prior to the day the Term Loan is to be made (or such shorter period of time as Agent may agree). Agent and Lenders may act without liability upon the basis of such written or telephonic notice believed by Agent to be from any authorized officer of Borrower. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any such written notice.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(iv) Funding of Term Loans. Promptly after receiving a request for a Term Loan, Agent shall notify each Lender of the contents of such request and such Lender’s Pro Rata Share of the requested Term Loan. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Term Loan, in lawful money of the United States of America in immediately available funds, to the Collection Account prior to 11:00 a.m. (New York time) on the specified date. Agent shall, unless it shall have determined that one of the conditions set forth in Section 4.1 or 4.2, as applicable, has not been satisfied, by 4:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Deposit Account.

(v) Notes. The Term Loans of each Lender shall be evidenced by a promissory note substantially in the form of Exhibit C hereto (each a “Term Note” and, collectively, the “Term Notes”; the Revolving Notes and the Term Notes each a “Note” and, collectively, the “Notes”), and Borrower shall execute and deliver a Term Note to each Lender. Each Term Note shall represent the obligation of Borrower to pay to such Lender the lesser of (a) the aggregate unpaid principal amount of all Term Loans made by such Lender to or on behalf of Borrower under this Agreement or (b) the amount of such Lender’s Term Loan Commitment, in each case together with interest thereon as prescribed in Section 2.3(a).

(c) Agent May Assume Funding. Unless Agent shall have received notice from a Lender prior to the date of any particular Revolving Loan or Term Loan that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Revolving Loan or Term Loan, Agent may assume that such Lender has made such amount available to it on the date of such Revolving Loan or Term Loan in accordance with either Section 2.2(a)(iii) or 2.2(b)(iv), as applicable, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender shall not have so made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.3(a), and (ii) in the case of such Lender, a floating rate per annum equal to, for each day from the day such amount is made available to Borrower until such amount is reimbursed to Agent, the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion (the “Federal Funds Rate”) for the first Business Day and thereafter, at the interest rate applicable to such Revolving Loan or Term Loan. If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s loan included in such Revolving Loan or Term Loan for purposes of this Agreement.

2.3 Interest and Repayment.

(a) Interest.

(i) Revolving Loans. The Revolving Loans shall bear interest on the outstanding principal amount thereof from the date of the applicable Revolving Loan until fully repaid. The outstanding principal balance of the Revolving Loans shall

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

bear interest at a rate per annum equal to (1) to the extent and so long as any Revolving Loan bears interest based on the Base Rate (as defined below) (such Revolving Loan, a “Base Rate Loan”), the Base Rate as in effect from time to time plus 1.25%, or (2) to the extent and so long as any Revolving Loan bears interest based on LIBOR (as defined below) (such Revolving Loan, a “LIBOR Loan”), LIBOR plus 4.00% (such percentage added to LIBOR, the “Applicable Revolving Margin”). Subject to the provisions hereof, all or any portion of the Revolving Loans, at the option of the Borrower exercised by delivering written notice to the Agent, may be made as or converted into a Base Rate Loan or a LIBOR Loan; provided that the Borrower shall no longer have the option to have the Revolving Loans bear interest based on LIBOR, and any outstanding LIBOR Loan shall be converted into a Base Rate Loan at the conclusion of the applicable one month LIBOR period, if a Default (as defined below) shall have occurred and be continuing and the Agent shall have determined in its sole discretion to suspend Borrower’s LIBOR option. If at the end of any calendar month the Borrower has not delivered written notice to Agent to convert any Revolving Loan as described in the immediately preceding sentence, such Revolving Loan shall be continued as a LIBOR Rate Loan or Base Rate Loan, as applicable, subject to the proviso in the immediately preceding sentence.

As used herein, “Base Rate” means, for any day, a floating rate equal to the rate designated from time to time by Citibank, N.A. as its “Prime Rate” (or, if Citibank, N.A. ceases designating a “Prime Rate,” Agent shall select a comparable published prime rate of interest in lieu thereof).

As used herein, “LIBOR” means, for each day during a calendar month, a rate of interest determined by Agent equal to:

(A) the offered rate for deposits in United States Dollars for a term of one (1) calendar month that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time), on the third full Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions (such Business Day a “LIBOR Business Day”) immediately prior to the first day of such calendar month (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is three (3) LIBOR Business Days prior to the beginning of such calendar month (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other applicable governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such LIBOR interest rates shall cease to be available from Reuters, LIBOR shall be determined from such financial reporting service or other information as Agent shall reasonably select. Notwithstanding the foregoing, LIBOR for the initial monthly period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs shall be determined as of the date that is not later than the third Business Day preceding the Closing Date based upon a one month LIBOR period commencing on the first day of the calendar month immediately following the Closing Date.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(ii) Term Loans. The Initial Term Loan shall accrue interest in arrears from the Closing Date until the Term Loan is fully repaid at a fixed per annum rate of interest equal to 10.65%. The Subsequent Term Loan shall accrue interest in arrears from the Closing Date until the Term Loan is fully repaid at a fixed per annum rate of interest equal to the sum of (i) the greater of (A) the Treasury Rate (as defined below) in effect on the day that is three (3) Business Days prior to the making of such Term Loan as determined by Agent and (B) 2.71% plus (ii) 7.94%. As used herein, the term “Treasury Rate” means a per annum rate of interest equal to the rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” under the heading “U.S. Government Securities/Treasury Constant Maturities” as the three year treasuries constant maturities rate. In the event Release H.15 is no longer published, Agent shall select a comparable publication to determine the U.S. Treasury note yield to maturity.

(iii) All Loans. With respect to all Loans and Obligations hereunder, all computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(b) Payments of Principal and Interest.

(i) Revolving Loans. For the Revolving Loans, Borrower shall pay interest to the Agent, for the ratable benefit of Lenders, at the rate of interest determined in accordance with Section 2.3(a) in arrears on the first day of each calendar month (each such date, a “Scheduled Payment Date”). The entire unpaid principal balance of the Revolving Loans shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(ii) Term Loans. For each Term Loan, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, (i) consecutive payments of interest only (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on May 1, 2008 and ending on January 1, 2009, and (ii) twenty-seven (27) equal consecutive payments of principal and interest (payable in arrears) at the rate of interest determined in accordance with Section 2.3(a) on each Scheduled Payment Date commencing on February 1, 2009. The amount of each such payment of principal and interest with respect to any Term Loan shall be calculated by the Agent and shall be sufficient to fully amortize the principal and interest due with respect to such Term Loan over such repayment period. Notwithstanding the foregoing, all unpaid principal and accrued interest with respect to any Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier (A) the Commitment Termination Date, or (B) the date that such Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2, the voluntary termination of the Revolving Loan Commitments pursuant to Section 2.4(a) or otherwise (the earlier of (A) or (B), the “Term Loan Maturity Date”). Without limiting the foregoing, all Obligations shall be due and payable on the Commitment Termination Date.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c) Payments. Each payment of interest only or interest and principal that is scheduled to be paid hereunder on a Scheduled Payment Date with respect to the Revolving Loans or any Term Loan is referred to herein as a “Scheduled Payment.” All payments (including prepayments) to be made by any Loan Party under any Debt Document shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Collection Account before 11:00 a.m. (New York time) on the date when due. All payments received by Agent after 11:00 a.m. (New York time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day (subject to the provisions of paragraph (d) of Schedule F). Whenever any payment required under this Agreement would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. The payment of any Scheduled Payment prior to its due date shall be deemed to have been received on such due date for purposes of calculating interest hereunder. All Scheduled Payments due to Agent and Lenders under Section 2.3(b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the EPS Setup Form (as defined below). As used herein, the term “Collection Account” means the following account of Agent (or such other account as Agent shall identify to Borrower in writing):

(d) Withholdings and Increased Costs. All payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Obligations (as defined below), regardless of source of payment. If Agent or any Lender shall have determined that the introduction of or any change in, after the date hereof, any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order reduces the rate of return on Agent or such Lender’s capital as a consequence of its obligations hereunder or increases the cost to Agent or such Lender of agreeing to make or making, funding or maintaining any Revolving Loan or the Term Loan, then Borrower shall from time to time upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, additional amounts sufficient to compensate Agent or such Lender for such reduction or for such increased cost. A certificate showing computations of the amount of such reduction or such increased cost submitted by Agent or such Lender (with a copy to Agent) to Borrower shall be conclusive and binding on Borrower, absent manifest error, provided that, neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.3(d) unless it has delivered such certificate to Borrower within 180 days after the occurrence of the changes or events giving rise to the increased costs to, or reduction in the amounts received by, Agent or such Lender. Any Lender claiming any additional amounts payable pursuant to this Section 2.3(d) shall use its reasonable efforts (consistent with its internal policies and requirements of law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. This provision shall survive the termination of this Agreement. Each Lender organized under the laws of a jurisdiction outside the United States as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W 8ECI or Form W 8BEN or other applicable form, certificate or document prescribed by the IRS or the United States.

(e) Loan Records. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Obligations of Borrower to such Lender resulting from such Lender’s Pro Rata Share of each Revolving Loan and Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Agent shall

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

maintain in accordance with its usual practice a loan account (the “Loan Account”) on its books to record the Revolving Loans, Letter of Credit Obligations and the Term Loans and any other extensions of credit made by Lenders hereunder, and all payments thereon made by Borrower. The entries made in the Lenders’ accounts and the Loan Account shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Agent to maintain any such account or the Loan Account shall affect the obligations of Borrower to repay the Obligations in accordance with their terms. The Agent shall render to the Borrower a monthly accounting of transactions with respect to the Obligations setting forth the balance of the Loan Account. Unless the Borrower notifies the Agent in writing of any objection to any such monthly accounting (specifically describing the basis for such objection) within thirty (30) days after the date thereof, each and every such monthly accounting shall be presumptively correct and binding upon the Borrower in all respects as to all matters reflected therein, absent manifest error.

(f) Application of Payments and Proceeds of Collateral. Each Scheduled Payment with respect to a Term Loan, when paid, shall be applied first to the payment of accrued and unpaid interest on the applicable Term Loan and then to unpaid principal balance of such Term Loan. Each Scheduled Payment of interest with respect to a Revolving Loan, when paid, shall be applied to the payment of accrued and unpaid interest on the Revolving Loans. So long as no Event of Default (as defined below) has occurred and is continuing, payments consisting of proceeds of Accounts (as such term is defined in Schedule C) received in the ordinary course of business shall be applied to the Revolving Loans. All payments and prepayments applied to a particular Loan in accordance with this Agreement shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right (in accordance with Section 8.4) to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.

(g) Payment of Expenses. Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all fees, expenses, costs and interest owing by Borrower under this Agreement or any of the other Debt Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if the amount of such charges would exceed borrowing availability under the Revolving Loan facility set forth in Section 2.2(a) at such time or would cause the balance of the Revolving Loans to Borrower to exceed the Borrowing Base after giving effect to such charges or would cause the aggregate balance of all Revolving Loans to exceed the Total Revolving Loan Commitment Amount. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loans.

2.4 Prepayments.

(a) Revolving Loan.

(i) Voluntary Prepayment. Borrower may terminate (but not reduce) the Revolving Loan Commitments at any time following the first anniversary of this Agreement upon at least 10 days prior written notice to the Agent; provided that upon such termination all Revolving Loans and all Term Loans and other Obligations hereunder shall be immediately

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Schedule D. Upon the date of (a) any voluntary termination of the Revolving Loan Commitments and the prepayment of the Revolving Loans in accordance with the immediately preceding sentence or (b) any mandatory prepayment of the Revolving Loans required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), the Borrower shall pay to Agent, for the benefit of the Lenders based on their Pro Rata Share of the Revolving Loan Commitments, a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to (1) if the date of the termination of the Revolving Loan Commitments occurs on or before the second anniversary of the Closing Date, 2% of the Total Revolving Loan Commitment Amount, or (2) if the date of the termination of the Revolving Loan Commitments occurs after the second anniversary of the Closing Date and on or before the Commitment Termination Date, 1% of the Total Revolving Loan Commitment Amount. Upon any such prepayment and termination of the Revolving Loan Commitments, Borrower's right to request Revolving Loans or request that Letter of Credit Obligations be incurred on its behalf shall simultaneously be terminated.

(ii) Mandatory Prepayment. If at any time the outstanding balances of the Revolving Loans exceed the lesser of (A) the Total Revolving Loan Commitment Amount and (B) the Borrowing Base (less, in each of case (A) and (B), Reserves at such time), Borrower shall immediately repay the aggregate outstanding Revolving Loans to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Schedule D to the extent required to eliminate such excess.

(b) Term Loans. Borrower can voluntarily prepay, upon ten days prior written notice to Agent, any Term Loan after March 31, 2009 in full, but not in part. Upon the date of (a) any voluntary prepayment of a Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of a Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2, mandatory prepayment of the Term Loans in connection with a termination of the Revolving Credit Facility under Section 2.4(a) or otherwise), Borrower shall pay to Agent, for the benefit of the Lenders based on their Pro Rata Share of the Term Loan Commitments, a sum equal to (i) all outstanding principal plus accrued interest with respect to such Term Loan, (ii) the Final Payment Fee (as such term is defined in Section 2.7(d)) for such Term Loan, and (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (1) 2% on such prepayment amount, if such prepayment is made on or before the two year anniversary of such Term Loan, and (2) 1 % on such prepayment amount, if such prepayment is made after the two year anniversary of such Term Loan but before the Commitment Termination Date. Notwithstanding the foregoing, in connection with the consummation of any acquisition of all or substantially all of the Borrower’s assets or stock to which the Agent and the Requisite Lenders do not consent that occurs prior to March 31, 2009, the Borrower may prepay any Term Loan, provided that Borrower shall pay to Agent, for the benefit of the Lenders based on their Pro Rata Share of the Term Loan Commitments, a sum equal to (i) all outstanding principal plus accrued interest with respect to such Term Loan, (ii) the Final Payment Fee (as such term is defined in Section 2.7(d)) for such Term Loan, and (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to 8% on such prepayment amount.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.5 Late Fees. If Agent does not receive any Scheduled Payment or other payment under any Debt Document (other than a Scheduled Payment of interest with respect to the Revolving Loans) from any Loan Party within 3 Business Days after its due date, then, at Agent’s election, such Loan Party agrees to pay to Agent for the ratable benefit of all Lenders, a late fee equal to (a) 5% of the amount of such unpaid payment or (b) such lesser amount that, if paid, would not cause the interest and fees paid by such Loan Party under this Agreement to exceed the Maximum Lawful Rate (as defined below) (the “Late Fee”).

2.6 Default Rate. All Loans and other Obligations shall bear interest, at the option of Agent or upon the request of the Requisite Lenders (as defined below), from and after the occurrence and during the continuation of an Event of Default, at a rate equal to the lesser of (a) 5% above the rate of interest applicable to such Obligations as set forth in Section 2.3(a) immediately prior to the occurrence of the Event of Default and (b) the Maximum Lawful Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit the Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.

2.7 Lender Fees.

(a) Closing Fee. On the Closing Date, Borrower shall pay to Agent, for the benefit of the Lenders, a non-refundable closing fee in an amount equal to $60,000, which fee shall be fully earned when paid, and disbursed to Lenders as follows: $37,500 shall be paid to Oxford and $22,500 shall be paid to GECC.

(b) Revolving Loan Unused Line Fee. On each Scheduled Payment Date prior to the Commitment Termination Date, Borrower shall pay to Agent, for the benefit of Lenders based on their Pro Rata Share of the Revolving Loan Commitments, in arrears, a fee for Borrower’s non-use of available funds in an amount equal to 0.75% per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Total Revolving Loan Commitment Amount and (y) the average for the period of the daily closing balances of the Revolving Loans (including Letter of Credit Obligations) outstanding during the period for which such fee is due.

(c) Final Payment Fee. Upon the repayment in full of all outstanding principal amounts with respect to any Term Loan (whether voluntarily, scheduled or mandatory or otherwise), Borrower shall pay to Agent, for the accounts of Lenders based on their Pro Rata Share of the Term Loan Commitments, a fee equal to 1% of the original principal amount of such Term Loan (the “Final Payment Fee”).

(d) Annual Management Fee. On March 31, 2009 and on each anniversary thereof, Borrower shall pay to Agent, for its own account, in advance, a non-refundable annual management fee in an amount equal to $25,000, which fee shall be fully earned when paid.

2.8 Maximum Lawful Rate. Anything herein, any Note or any other Debt Document (as defined below) to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Lawful Rate, Loan Parties shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement, any Note or any other Debt Document.

2.9 Authorization and Issuance of the Warrants. In addition to that certain Warrant to Acquire 154,545 Shares of Series E Preferred Stock, dated as of March 31, 2008, issued by Borrower to GECC in connection with the Original Loan Agreement (the “Original Warrant”), Borrower has duly authorized the issuance to Lenders (or their respective affiliates or designees) of additional stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit H (collectively, the “New Warrants,” and together with the Original Warrant, the “Warrants”) evidencing Lenders’ (or their respective affiliates or designees) right to acquire shares of Series E Preferred Stock of Borrower at an exercise price of $1.65 per share as follows: (a) Oxford’s New Warrant shall be for 166,667 shares and (b) GECC’s New Warrant shall be for 42,425 shares. The exercise period shall expire ten (10) years from the date such New Warrants are issued.

2.10 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Original Loan Agreement effective from and after the Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to the Lender under the Original Loan Agreement or the other agreements and documents executed in connection therewith. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder are not intended by the parties to be, and shall not constitute, a termination or release of any prior security interests granted to Agent under Section 3.1 of the Original Loan Agreement, but is intended to constitute a restatement and reconfirmation of the prior security interests granted under Section 3.1 of the Original Loan Agreement in favor of Agent (for the benefit of itself and the Lenders hereunder) in and to the Collateral. On the Closing Date, the credit facilities and the terms and conditions thereof described in the Original Loan Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described in this Agreement, and all Loans and other Obligations of Borrower outstanding as of the Closing Date under the Original Loan Agreement shall be deemed automatically to be Loans and Obligations of the Borrower outstanding under the corresponding facilities described herein (such that all “Revolving Loans” as defined in and outstanding under the Original Loan Agreement on the Closing Date shall become Revolving Loans under this Agreement, and the “Term Loan” as defined in the Original Loan Agreement outstanding on the Closing Date shall be converted into a portion of the Initial Term Loan under this Agreement); provided, however, that interest accruing on the Revolving Loan prior to the Closing Date shall be calculated at the rate of interest specified in the Original Loan Agreement, and interest accruing on the Revolving Loan on and after the Closing Date shall be calculated at the rate of interest specified in Section 2.3(a) of this Agreement. Notwithstanding the foregoing, this Agreement amends, restates and replaces the Original Loan Agreement in its entirety.

2.11 Assignment of Portions of Term Loan Commitment. In accordance with that certain Assignment Agreement, dated as of the date hereof, by and between GECC and Oxford (the “Assignment Agreement”), GECC has transferred and assigned to Oxford (a) a portion of GECC’s “Revolving Loan” and “Revolving Loan Commitment” under (and as such terms are defined in) the Original Loan Agreement, and (b) $2,500,000 of GECC’s Term Loan and Term Loan Commitment under (and as such terms are defined in) the Original Loan Agreement.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.	CREATION OF SECURITY INTEREST.

3.1 Grant of Security Interest. As security for the prompt payment and performance, whether at the stated maturity, by acceleration or otherwise, of all Loans and other debt, obligations and liabilities of any kind whatsoever of Borrower to Agent and Lenders under the Debt Documents (whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding), absolute or contingent, now existing or arising in the future, including but not limited to the payment and performance of any outstanding Notes, and any renewals, extensions and modifications of such Loans (such indebtedness under the Notes, Loans and other debt, obligations and liabilities in connection with the Debt Documents are collectively called the “Obligations”), and as security for the prompt payment and performance by each Guarantor of the Guaranteed Obligations as defined in the Guaranty (as defined below), each Loan Party does hereby grant to Agent, for the benefit of Agent and Lenders, a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of such Loan Party’s personal property of every kind and nature (except for Intellectual Property, as defined in, and to the extent excluded pursuant to, Section 3.3) whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all Accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, and general intangibles, and all books and records of such Loan Party relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC).

Notwithstanding the foregoing, the grant of security interest herein shall not extend to and the term “Collateral” shall not include: (i) more than 65% of the issued and outstanding voting capital stock of any Subsidiary of the Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof and (ii) any license, contract or right to the extent and only to the extent that the granting of such security interest is expressly prohibited by any applicable statute, law or regulation, or would constitute a default under the applicable license, contract or right, as applicable, as in effect on the date hereof, but only to the extent that such prohibition or default is enforceable under applicable law (including without limitation Sections 9-406, 9-407 and 9-408 of the UCC); provided that upon the termination or expiration of any such prohibition, such license, contract or right, as applicable, shall automatically be subject to the security interest granted in favor of the Agent hereunder and become part of the "Collateral.”

Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof (subject only to Permitted Liens). Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim after the Closing Date.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.2 Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements with all appropriate jurisdictions to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.

3.3 Grant of Security Interest in Proceeds of Intellectual Property. The Collateral shall not include any intellectual property of any Loan Party, which shall be defined as any and all copyright, trademark, servicemark, patent, design right, software, trade secret and intangible rights of a Loan Party and any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto (collectively, “Intellectual Property”) now owned or hereafter acquired, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided however, that the Collateral shall include all cash, royalty fees, other proceeds, Accounts and general intangibles that consist of rights of payment to or on behalf of a Loan Party or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property by or on behalf of a Loan Party (“Rights to Payment”). Notwithstanding the foregoing, to the extent it is necessary under applicable law in any bankruptcy or insolvency proceeding involving a Loan Party for Agent (on behalf of itself and Lenders) to have a security interest in the underlying Intellectual Property in order for Agent to have (i) a security interest in the Rights to Payment and (ii) a security interest in any payments with respect to Rights to Payment that are received after the commencement of such bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit attachment and perfection of Agent’s security interest (on behalf of itself and Lenders) in the Rights to Payment and any payments in respect thereof that are received after the commencement of any bankruptcy or insolvency proceeding. Agent hereby agrees on behalf of itself and the Lenders that, if Agent obtains a security interest in the Intellectual Property pursuant to the immediately preceding sentence, Agent will not exercise any remedies (under the UCC or otherwise) with respect to the Intellectual Property (other than remedies with respect to Rights to Payment or any other proceeds of the Intellectual Property).

3.4 Termination of Security Interest. Subject to Section 10.9, Agent’s lien on the Collateral (on behalf of itself and Lenders) shall continue until all of the Obligations are indefeasibly repaid in full in cash, all of the Commitments hereunder are terminated, all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Schedule D and this Agreement shall have been terminated (the “Termination Date”). Upon the Termination Date, Agent shall, at Loan Parties’ sole cost and expense and without any recourse, representation or warranty, release its liens in the Collateral, and all rights remaining therein, if any, shall revert to Loan Parties.

4.	CONDITIONS OF CREDIT EXTENSIONS

4.1 Conditions Precedent to Initial Loans. No Lender shall be obligated to make the Initial Term Loan or the initial Revolving Loan or incur any initial Letter of Credit Obligation, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to the Agent (the date on which the Lenders make the Initial Term Loan and the initial Revolving Loan after all such conditions shall have been satisfied in a manner satisfactory to Agent or waived in accordance with this Agreement, the “Closing Date”):

(a) a counterpart of this Agreement duly executed by each Loan Party;

(b) a certificate executed by the Secretary of each Loan Party, the form of which is attached hereto as Exhibit C (the “Secretary’s Certificate”), providing verification of incumbency and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and (ii) such Loan Party’s governing documents;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c) Amended and Restated Notes duly executed by Borrower in favor of each applicable Lender;

(d) filed copies of UCC financing statements, collateral assignments, and terminations statements, with respect to the Collateral, as Agent shall request;

(e) certificates of insurance evidencing the insurance coverage, and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4 herein;

(f) current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below);

(g) a New Warrant in favor of each Lender (or its affiliate or designee);

(h) a certificate of good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below), in each case as of a recent date acceptable to Agent;

(i) copies of the executed landlord consent and/or bailee letter in favor of Agent executed in connection with the Original Loan Agreement by the landlord or bailee, as applicable, for any third party location where (a) any Loan Party’s principal place of business, (b) any Loan Party’s books or records or (c) Collateral with an aggregate value in excess of $100,000 is located, a form of which is attached hereto as Exhibit E-1 and Exhibit E-2, as applicable (each an “Access Agreement”);

(j) a legal opinion of Loan Parties’ counsel, in form and substance reasonably satisfactory to Agent;

(k) a completed EPS set-up form, a form of which is attached hereto as Exhibit G (the “EPS Setup Form”);

(l) an updated and completed perfection certificate, duly executed by each Loan Party (the “Perfection Certificate”), a form of which Agent previously delivered to Borrower;

(m) the Lockbox Account Agreement and one or more Account Control Agreements (as such terms are defined in Schedule F), in form and substance reasonably acceptable to Agent, duly executed by the applicable Loan Parties and the applicable depository or financial institution, for the Lockbox Account (as such term is defined in Schedule F) and each other deposit and securities account (other than deposit accounts used exclusively for payroll or withholding tax purposes) listed on the Perfection Certificate;

(n) an amended and restated pledge agreement, in form and substance reasonably satisfactory to Agent, executed by each Loan Party and pledging to Agent, for the benefit of itself and the Lenders, a security interest in (a) 100% of the shares of the outstanding capital stock, of any class, of each Subsidiary (as defined below) of each Loan Party that is incorporated under the

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

laws of any State of the United States or the District of Columbia, (b) shares of the outstanding capital stock of any class of each Subsidiary of such Loan Party that is not incorporated under the laws of any State of the United States or the District of Columbia that constitute 65% of the total combined voting power of all capital stock of all classes of such Subsidiary and (c) any and all Indebtedness (as defined in Section 7.2 below) owing to Loan Parties (the “Pledge Agreement”);

(o) an amended and restated guaranty agreement (together with any other guaranty that purports to provide for a guaranty of the Obligation, the “Guaranty”), in form and substance reasonably satisfactory to Agent, executed by each Guarantor;

(p) copies of the License Agreement, dated as of August 9, 1999, by and between Borrower and Medtronic, Inc. (as amended, the “Medtronic License Agreement”) and each agreement evidencing the Subordinated Debt (as defined below), and a subordination agreement, in form and substance satisfactory to Agent, executed by Agent, Borrower and Medtronic, Inc. (the “Medtronic Subordination Agreement”);

(q) duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Qualified Accounts (as such term is defined in Schedule C) of Borrower as of a date not more than seven (7) days prior to the Closing Date;

(r) a disbursement instruction letter, in form and substance satisfactory to Agent, executed by each Loan Party, Agent and each Lender and indicating the Terms Loans and Revolving Loans to be made on the Closing Date (the “Disbursement Letter”);

(s) all other documents and instruments as Agent may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement (together with the Agreement, Note, the Warrants, the Perfection Certificate, the Pledge Agreement, the Guaranty, if any, the Secretary’s Certificate and the Disbursement Letter, and all other agreements, instruments, documents and certificates executed and/or delivered to or in favor of Agent from time to time in connection with this Agreement or the transactions contemplated hereby, the “Debt Documents”);

(t) Agent shall have received the Assignment Agreement, duly executed by GECC and Oxford and acknowledged and consented to by Borrower; and

(u) Agent and Lenders shall have received the fees required to be paid by Borrower, if any, in the respective amounts specified in Section 2.7, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses of closing presented as of the date of this Agreement.

4.2 Conditions Precedent to All Loans. No Lender shall be obligated to (1) make any Loan, including the Initial Term Loan and any Revolving Loan made on the Closing Date, (2) convert any Revolving Loan as a LIBOR Loan pursuant to Section 2.3(a) or (3) incur any Letter of Credit Obligation, in each case unless the following additional conditions have been satisfied:

(a) (i) all representations and warranties in Section 5 below shall be true as of the date of such Loan; (ii) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of any Loan, and (iii) Agent shall have received a certificate from an authorized officer of each Loan Party confirming each of the foregoing;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b) Agent shall have received the redelivery or supplemental delivery of the items set forth in the following sections to the extent circumstances have changed since the Closing Date: Sections 4.1(b), (e), (f), (i), (j), and (m);

(c) with respect only to the Subsequent Term Loan, Agent shall have received evidence reasonably satisfactory to Agent that Borrower has received, after the Closing Date but on or before the Term Loan Commitment Termination Date, at least $20,000,000 in unrestricted net cash proceeds from the sale and issuance of additional equity in the Borrower, which equity issuance shall be on terms and conditions reasonably satisfactory to Agent; and

(d) Agent shall have received such other documents, agreements, instruments or information as Agent shall reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents, warrants and covenants to Agent and each Lender that:

5.1 Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate and each Loan Party is, and will remain, duly organized, existing and in good standing under the laws of the State of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, moratorium, insolvency and other laws of general application affecting secured creditors and general principles of equity. The execution, delivery and performance by each Loan Party of each Debt Document executed or to be executed by it is in each case within such Loan Party’s powers.

5.2 Required Consents. No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person is required with respect to the entry into, or performance by any Loan Party of, any of the Debt Documents, except any already obtained.

5.3 No Conflicts. The entry into, and performance by each Loan Party of, the Debt Documents will not (a) violate any of the organizational documents of such Loan Party, (b) violate any law, rule, regulation, order, award or judgment applicable to such Loan Party, or (c) result in any breach of or constitute a default under, or result in the creation of any lien, claim or encumbrance on any of such Loan Party’s property (except for liens in favor of Agent, on behalf of itself and Lenders) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement (as defined below) to which such Loan Party is a party. As used herein, “Material Agreement” means (i) the Medtronic License Agreement, (ii) each agreement and promissory note relating to the Indebtedness owing by Borrower to Medtronic, Inc. and relating to deferred royalty payments due under the Medtronic License Agreement, the aggregate principal amount of which Indebtedness does not exceed $2,038,000 as of the Closing Date (and which aggregate principal amount of Indebtedness may be increased after the Closing Date until April 1, 2009 through additional deferrals of royalties under the Medtronic License Agreement so long as the aggregate principal amount of such Indebtedness owing at any time prior to April 1, 2009 by Borrower to Medtronic does not exceed $4,000,000), and all of which Indebtedness owing by Borrower to Medtronic shall be unsecured and subordinated to the Obligations hereunder in a manner reasonably satisfactory to the Agent

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(the “Subordinated Indebtedness”), (iii) any agreement or contract to which such Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $100,000 per year and (iv) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect. A description of all Material Agreements as of the Closing Date is set forth on Schedule B hereto.

5.4 Litigation. There are no actions, suits, proceedings or investigations pending against or affecting any Loan Party before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis thereof, which could reasonably be expected to have a Material Adverse Effect, or which questions the validity of the Debt Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor are any such actions, suits, proceedings or investigations threatened. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or the Loan Parties, collectively, (b) the ability of a Loan Party to perform any of its obligations under any Debt Document to which it is a party, (c) the legality, validity or enforceability of any Debt Document, (d) the rights and remedies of Agent or Lenders under any Debt Document or (e) the validity, perfection or priority of any lien in favor of Agent, on behalf of itself and Lenders, on all or any portion of the Collateral with a value in excess of $50,000, individually or in the aggregate.

5.5 Financial Statements. All financial statements delivered to Agent and Lenders pursuant to Section 6.3 have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments), and since the date of the most recent audited financial statement, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders in accordance with Section 6.3.

5.6 Use of Proceeds. The proceeds of the Loans shall be used for working capital and general corporate purposes.

5.7 Collateral. Each Loan Party is, and will remain, the sole and lawful owner, and in possession of, the Collateral (except for Permitted Dispositions permitted pursuant to Section 7.3), and has the sole right and lawful authority to grant the security interest described in this Agreement. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule B hereto, (d) liens securing Indebtedness (as defined in Section 7.2 below) permitted under Section 7.2(c) below, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after the, acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such liens do not extend to any property of a Loan Party other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, and (e) licenses described in Section 7.3(c) and (d) below, and (f) liens on cash collateral in an aggregate amount not to exceed $2,000,000 at any time maintained in a dedicated and segregated deposit account or investment account with a bank to secure Indebtedness solely permitted by Section 7.2(f) (provided that no Default or Event of Default exists at the time of, or would occur as a result of, the delivery of such cash collateral to such bank) (all of such liens described in the foregoing clauses (a) through (e) are called “Permitted Liens”).

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.8 Compliance with Laws.

(a) Each Loan Party is and will remain in compliance in all material respects with all laws, statutes, ordinances, rules and regulations applicable to it.

(b) Without limiting the generality of the immediately preceding clause (a), each Loan Party further agrees that it is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and the USA Patriot Act and all regulations issued pursuant to it. No Loan Party nor any of its subsidiaries, affiliates or joint ventures (A) is a person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. person or entity cannot deal with or otherwise engage in business transactions, (B) is a person or entity who is otherwise the target of U.S. economic sanctions laws such that a U.S. person or entity cannot deal or otherwise engage in business transactions with such person or entity; or (C) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Debt Document would be prohibited under U.S. law. The SDN List is maintained by OFAC and is available at: http://www.ustreas.gov/offices/enforcement/ofac/sdn/.

(c) Each Loan Party has met the minimum funding requirements of the United States Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) with respect to any employee benefit plans subject to ERISA. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

5.9 Intellectual Property. The Intellectual Property is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens described in clauses (b)(i) and (e) of Section 5.7. No Loan Party has nor will it enter into any other agreement or financing arrangement in which a negative pledge in such Loan Party’s Intellectual Property is granted to any other party (other than an agreement with a licensor not to encumber the Intellectual Property licensed from such licensor, provided that such agreement is not unenforceable under applicable law). As of the Closing Date, no Loan Party has any interest in, or title to any registered or otherwise material Intellectual Property except as disclosed in the Perfection Certificate. Each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without any actual or claimed infringement upon the rights of third parties that is reasonably likely to result in a Material Adverse effect.

5.10 Solvency. Both before and after giving effect to each Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is and will be Solvent. As used herein, “Solvent” means, with respect to a Loan Party on a particular date, that on such date (a) the fair value of the property of such Loan Party is

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

greater than the total amount of liabilities, including contingent liabilities, of such Loan Party; (b) the present fair salable value of the assets of such Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured; (c) such Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay as such debts and liabilities mature; (d) such Loan Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Loan Party’s property would constitute an unreasonably small capital; and (e) is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

5.11 Taxes; Pension. All tax returns, reports and statements, including information returns, required by any governmental authority to be filed by each Loan Party and its Subsidiaries have been filed with the appropriate governmental authority and all taxes, levies, assessments and similar charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding taxes, levies, assessments and similar charges or other amounts which are the subject of a Permitted Contest. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable laws and such withholdings have been timely paid to the respective governmental authorities. Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental authority.

5.12 Full Disclosure. Loan Parties hereby confirm that all of the information disclosed on the Perfection Certificate (as updated from time to time with the consent and approval of Agent) is true, correct and complete as of the date of this Agreement. No representation, warranty or other statement made by or on behalf of a Loan Party contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances in which such statement was made, it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.13 Accounts. Agent may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Qualified Account, Borrower represents that:

(a) the Account satisfies all criteria for inclusion as a Qualified Account;

(b) the Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(c) the Account arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, permit, or other documents relating thereto and forming a part of the contract between Borrower and the account debtor with respect thereto;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(d) the Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

(e) the Account, and Agent’s security interest in such Account, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim, recoupment or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

(f) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto;

(g) to Borrower’s knowledge, (i) the account debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed, and (ii) such account debtor is solvent;

(h) to Borrower’s knowledge, there are no proceedings or actions which are pending or threatened against any account debtor under the Account which might result in any material adverse change in such account debtor’s financial condition or the collectibility of such Account;

(i) the Account has been billed and forwarded to the applicable account debtor for payment in accordance with applicable laws and compliance and conformance with any and all requisite procedures, requirements and regulations governing payment by such account debtor with respect to such Account;

(j) Agent has a perfected, first-priority security interest in such Accounts to secure the Obligations;

(k) Borrower has not made, and will not make, any agreement with any account debtor for any extension of the time for payment of the Account, any compromise or settlement for less than the full amount thereof, any release of any account debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with its historical practices and as previously disclosed to Agent in writing; and

(l) Borrower has obtained all licenses, permits and authorizations that are necessary in the generation of such Accounts.

6.	AFFIRMATIVE COVENANTS.

6.1 Good Standing. Except as otherwise expressly permitted by Section 7.3 or 7.5, each Loan Party shall maintain its and each of its Subsidiaries’ existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all licenses, approvals and agreements, the loss of which could

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

reasonably be expected to have a Material Adverse Effect. “Subsidiary” means, with respect to a Loan Party, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting capital stock (or other voting equity interest) is, at the time, owned or controlled, directly or indirectly by, such Loan Party or one or more Subsidiaries of such Loan Party, and, unless the contest otherwise requires each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

6.2 Notice to Agent. Loan Parties shall provide Agent with (a) notice of any change in the accuracy of the Perfection Certificate or any of the representations and warranties provided in Section 5 above, immediately upon the occurrence of any such change, (b) notice of the occurrence of any Default or Event of Default, promptly (but in any event within 3 days) after the date on which any officer of a Loan Party obtains knowledge of the occurrence of any such event, (c) copies of all statements, reports and notices made available generally by Borrower to its security holders or to any holders of Subordinated Indebtedness (as defined below), all notices sent to Borrower by the holders of such Subordinated Indebtedness, and all documents filed with the Securities and Exchange Commission (“SEC”) or any securities exchange or governmental authority exercising a similar function, promptly, but in any event within 3 days of delivering or receiving such information to or from such persons, (d) a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more promptly, but in any event within 3 days, upon receipt of notice thereof, (e) at the time of the delivery of the monthly financial statements delivered pursuant to Section 6.3(a) below, for the prior month period, a written summary of all new applications and registrations that Borrower has made or filed in respect of any Intellectual Property or a change in status of any outstanding application or registration, and upon Agent’s request, copies of the actual applications or registrations, and (f) at the time of the delivery of the monthly financial statements delivered pursuant to Section 6.3(a) below, for the prior month period, written notice with a summary of the content of any statements, reports and notices delivered to or by a Loan Party in connection with any Material Agreement, and upon Agent’s request, copies of the actual statements, reports or notices; provided that, during the continuance of any Default or Event of Default, Borrower shall provide the information set forth in subsection (e) and (f) hereof at such times as requested by Agent.

6.3 Financial Statements and Collateral Reports.

(a) Financial Statements. If Borrower is a private company, it shall deliver to Agent and Lenders (a) unaudited consolidated balance sheets, statements of operations and cash flow statements within 35 days of each month end, in a form reasonably acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, and (b) its complete annual audited consolidated financial statements prepared under GAAP and certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Agent within 120 days of the fiscal year end or, if sooner, at such time as Borrower’s Board of Directors receives the certified audit. If Borrower is a publicly held company, it shall deliver to Agent and Lenders quarterly unaudited consolidated balance sheets, statements of operations and cash flow statements and annual audited consolidated balance sheets, statements of operations and cash flow statements, certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the SEC, and if Agent requests, Borrower shall deliver to Agent and Lenders monthly unaudited consolidated balance sheets, statements of operations and cash flow statements within 30 days after the end of each month. All such statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments) and, if Borrower is a publicly held company, are to be in compliance with applicable SEC requirements. All financial statements delivered pursuant to this Section 6.3 shall be accompanied by a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit F, and a management discussion and analysis in the form of Borrower’s

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

existing board report previously furnished to the Agent. Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event not later than 35 days after the end of each fiscal year of Borrower, an annual operating plan for Borrower, on a consolidated basis, approved by the Board of Directors of Borrower, for the current fiscal year, in form and substance reasonably satisfactory to Agent and (ii) such budgets, sales projections, or other financial information as Agent or any Lender may reasonably request from time to time and generally prepared by Borrower in the ordinary course of business.

(b) Collateral Reports. Borrower shall deliver to Agent and each Lender the Collateral Reports (including Borrowing Base Certificates) at the times and in the manner set forth in Schedule E hereto.

6.4 Insurance. Borrower, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance reasonably satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon 30 days prior written notice to Agent and shall not be subject to co-insurance . Borrower appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments; provided, however, that Agent shall not act as Borrower’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as Borrower’s attorney in fact is a power coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations if (a) such proceeds are received at any time that an Event of Default has occurred and is continuing or (b) no Event of Default has occurred and is continuing at the time such proceeds are received but such proceeds exceed in the aggregate $250,000 in any calendar year.

6.5 Taxes. Borrower shall, and shall cause each Subsidiary to, timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except to the extent such taxes, assessments and governmental charges or levies are the subject of a Permitted Contest.

6.6 Agreement with Landlord/Bailee. Unless otherwise agreed to by Agent in writing, each Loan Party shall obtain and maintain such Access Agreement(s) with respect to any real property on which (a) a Loan Party’s principal place of business, including, without limitation, any new location for the Borrower’s chief executive office, (b) a Loan Party’s books or records or (c) Collateral with an aggregate value in excess of $100,000, is located (other than real property owned by such Loan Party) as Agent may require. Upon Agent’s reasonable request, the Borrower shall deliver to Agent evidence in form reasonably satisfactory to Agent that rental payments with respect to any real property described in the immediately preceding sentence were made and a certification that no default or event of default exists under any such lease.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6.7 Protection of Intellectual Property. Each Loan Party shall take all necessary actions to: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent material to the conduct of its business now or heretofore conducted by it or proposed to be conducted by it, (b) promptly advise Agent in writing of material infringements of its Intellectual Property and, should the Intellectual Property be material to such Loan Party’s business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, and (d) notify Agent promptly, but in any event within 3 days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, its right to register the same, or to keep and maintain the same. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee (“Licenses”) to observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such License by reason of or arising out of this Agreement, the granting of a lien, if any, in such License or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such License. None of Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or which it may be entitled at any time or times.

6.8 Special Collateral Covenants.

(a) Each Loan Party shall remain in possession of its respective Collateral solely at the location(s) specified on the Perfection Certificate; except that Agent, on behalf of itself and Lenders, shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, (ii) any other Collateral in which Agent’s security interest (on behalf of itself and Lenders) may be perfected only by possession and (iii) any Collateral after the occurrence and during the continuance of an Event of Default in accordance with this Agreement and the other Debt Documents. Agent may inspect (and representatives of any Lender may accompany Agent on any such inspection) any of the Collateral during normal business hours, and in the absence of a Default or an Event of Default, after giving Borrower reasonable prior notice. If Agent asks, each Loan Party will promptly notify Agent in writing of the location of any Collateral.

(b) Each Loan Party shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, and (iii) use and maintain the Collateral only in material compliance with manufacturers’ recommendations and all applicable laws.

(c) Agent and Lenders do not authorize and each Loan Party agrees it shall not (i) part with possession of any of the Collateral (except to Agent (on behalf of itself and Lenders), for maintenance and repair or for a Permitted Disposition), or (ii) remove any of the Collateral from the continental United States (other than $200,000 permitted to be held in foreign deposit accounts pursuant to clause (a) in Schedule F). Notwithstanding the immediately preceding sentence, Borrower and the Guarantors may hold tangible Collateral outside of the continental United States, so long as the value of such Collateral, when

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

added to (x) the aggregate outstanding principal amount of any intercompany loans made by Borrower to the Foreign Subsidiaries (as such term is defined below) during the term of this Agreement pursuant to Section 7.7(c)(v) and (y) the aggregate amount of any Investments by Borrower in the Foreign Subsidiaries during the term of this Agreement pursuant to Section 7.7(c)(viii), shall not exceed $500,000 in the aggregate.

(d) Each Loan Party shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, after the occurrence and during the continuance of an Event of Default Agent may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Each Loan Party agrees to reimburse Agent, on demand, all reasonable costs and expenses incurred by Agent in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Obligations.

(e) Each Loan Party shall, at all times, keep accurate and complete records of the Collateral, and Agent shall have the right to inspect and make copies of all of Loan Parties’ books and records relating to the Collateral during normal business hours, and in the absence of a Default or an Event of Default, after giving the applicable Loan Parties reasonable prior notice.

(f) Each Loan Party agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders). Agent may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders).

(g) Each Loan Party shall, during normal business hours, from time to time upon one Business Day’s prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Loan Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Loan Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts and other Collateral of any Loan Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as reasonably determined by Agent, each such Loan Party shall provide such access to Agent and to each Lender at all times and without advance notice. Each Loan Party shall make available to Agent and its auditors or counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request.

6.9 Further Assurances. Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7.	NEGATIVE COVENANTS

7.1 Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any lien, security interest, claim or encumbrance or grant any negative pledges on any Collateral or Intellectual Property, except Permitted Liens.

7.2 Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (as hereinafter defined), except for (a) the Obligations, (b) Indebtedness existing on the date hereof and set forth on Schedule B to this Agreement and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that such modification, replacement, refinancing, refunding, renewal or extension thereof does not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and is otherwise on terms and conditions no less favorable to any Loan Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being modified, replaced, refinanced, refunded, renewed or extended, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $600,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) the Subordinated Indebtedness (until the Subordinated Indebtedness is repaid on April 1, 2009 in accordance with Section 7.6(c)), (e) Indebtedness incurred to finance insurance premiums in the ordinary course of business, (f) Indebtedness consisting of reimbursement obligations owing to the issuer of a letter of credit in a face amount not to exceed $2,000,000 at any time issued for the benefit of the Borrower to the landlord under the proposed lease of Borrower’s new chief executive office, (g) Indebtedness by any Subsidiary of Borrower to Borrower, or Indebtedness of Borrower to any Subsidiary of Borrower, provided that (i) Borrower and any such Subsidiary shall have executed and delivered to Borrower, or such Subsidiary, as applicable, a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by such Subsidiary to Borrower or by Borrower to such Subsidiary, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and in the case of any Intercompany Note evidencing a loan or advance by Borrower or any Guarantor to the Borrower or any Subsidiary, as applicable, shall be pledged and delivered to Agent pursuant to the Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of Borrower to any Subsidiary of Borrower shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, (iii) the aggregate principal amount of any Indebtedness issued under this clause (g) and owing to Borrower by those Subsidiaries of Borrower organized under the laws of a jurisdiction other than any state of the United States or the District of Columbia (such Subsidiaries, the “Foreign Subsidiaries”), when added to (x) the value of any tangible Collateral located outside of the continental United States to the extent permitted pursuant to Section 6.8(c) and (y) the aggregate amount of any investments by Borrower in the Foreign Subsidiaries during the term of this Agreement pursuant to Section 7.7(c)(viii), shall not exceed $500,000 in the aggregate, and (iv) no Default or Event of Default would occur both before and after giving effect to any such Indebtedness, and (h) other unsecured Indebtedness not to exceed $100,000 at any time, provided that no payments with respect to such unsecured Indebtedness become due prior to the Commitment Termination Date. The term “Indebtedness” means, with respect to any person, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such person to pay the deferred purchase price of property or services, but excluding obligations to trade creditors incurred in the ordinary course of business and not past due by more than 90 days, (iv) all capital lease obligations of such person, (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

financing product, (vi) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vii) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (viii) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (ix) all non-contingent “earnouts” and similar payment obligations of such person, (x) all indebtedness secured by a lien on any asset of such person, whether or not such indebtedness is otherwise an obligation of such person, (xi) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (xii) all obligations or liabilities of others guaranteed by such person.

7.3 Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, convey, sell, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of (collectively, “Transfer”) any of the Collateral or any Intellectual Property, except for the following (collectively, “Permitted Dispositions”): (a) sales of inventory in the ordinary course of business, (b) dispositions by a Loan Party or any of its Subsidiaries of tangible assets for cash and fair value so long as (i) no Default or Event of Default exists at the time of such disposition or would be caused after giving effect thereto and (ii) the fair market value of all such assets disposed of does not exceed $125,000 in any calendar year, (c) dispositions by a Loan Party or any of its Subsidiaries of tangible assets for cash and fair value in connection with the proposed relocation of the Borrower to its new chief executive office, so long as (i) no Default or Event of Default exists at the time of such disposition or would be caused after giving effect thereto and (ii) the aggregate fair market value of all such assets disposed of in connection with such relocation does not exceed $125,000, (d) non-exclusive licenses for the use of Borrower’s Intellectual Property in the ordinary course of business, and (e) exclusive licenses for the use of Borrower’s Intellectual Property in the ordinary course of business, so long as, with respect to each such exclusive license, (i) no Default or Event of Default exists at the time of such Transfer, (ii) the license constitutes an arms-length transaction made in connection with a bona fide corporate collaboration in the ordinary course of business and the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, (iii) Borrower delivers 15 days prior written notice and a brief summary of the terms of the license to Agent, (iv) Borrower delivers to Agent copies of the final executed licensing documents in connection with the license promptly upon consummation of the license, and (v) all royalties, milestone payments or other proceeds arising from the licensing agreement are paid to the Lockbox Account.

7.4 Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its name or its state of organization without thirty (30) days prior written notification to Agent and the receipt by Borrower of written confirmation from Agent that Agent consents to such change (which consent may not be unreasonably withheld), (b) relocate its chief executive office without 30 days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Loan Party or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Loan Party or Subsidiary as of the date of this Agreement or (e) change its fiscal year end, except, in the case of this clause (e), with the written consent of Agent, which consent may not be unreasonably withheld.

7.5 Mergers or Acquisitions. No Loan Party shall merge or consolidate, and no Loan Party shall permit any of its Subsidiaries to merge or consolidate, with or into any other person or entity (other than mergers of a Subsidiary into a Loan Party in which such Loan Party is the surviving entity or of a Foreign Subsidiary into another Foreign Subsidiary) or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity. Notwithstanding the

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

foregoing, at any time after the consummation of a Qualifying IPO (as defined below), Borrower may acquire all or substantially all of the assets or stock of another person or entity (such person or entity, the “Target”) so long as (a) Agent and each Lender shall receive at least fifteen (15) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition; (b) such acquisition shall only involve assets located in the United States (other than to the extent that only tangible assets are located outside of the continental United States if permitted pursuant to Section 6.8(c)) and comprise a business, or those assets of a business, substantially of the type engaged in by Borrower or its Subsidiaries as of the Closing Date and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Debt Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such acquisition; (c) such acquisition shall be consensual and shall have been approved by Target’s board of directors or similar governing body (as applicable); (d) that portion of the purchase price paid and/or payable in cash and Cash Equivalents in connection with all acquisitions during the term of this Agreement (including all transaction costs) shall not exceed $5,000,000 in any calendar year; (e) the business and assets acquired in such acquisition shall be free and clear of all liens (other than Permitted Liens); (f) at or prior to the closing of any acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets or stock acquired pursuant thereto and Borrower shall have executed such documents and taken such actions as may be required by Agent in connection therewith; (g) concurrently with delivery of the notice referred to in clause (a) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent (1) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower in accordance with GAAP consistently applied, but taking into account such acquisition and the funding of all Loans in connection therewith, and such acquisition pro forma shall reflect that on a pro forma basis, no Default or Event of Default has occurred and is continuing or would result after giving effect to such acquisition and Borrower would have been in compliance with the financial covenants set forth herein for the four quarter period reflected in the compliance certificate most recently delivered to Agent prior to the consummation of such acquisition (after giving effect to such acquisition and all Loans funded in connection therewith as if made on the first day of such period); (2) updated versions of the most recently delivered projections covering the 1-year period commencing on the date of such acquisition and otherwise prepared in accordance with the projections and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such acquisition; and (3) a certificate of the chief financial officer of Borrower to the effect that: (w) Borrower will be solvent upon the consummation of the acquisition; (x) the acquisition pro forma fairly presents the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the acquisition; (y) the acquisition projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower and the acquired company and show that Borrower shall continue to be in compliance with the financial covenants for the shorter of (A) the 3-year period thereafter and (B) the remaining scheduled term under this Agreement; and (z) Borrower has substantially completed its due diligence investigation with respect to such acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders; and (h) at the time of such acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing. With regard to the projections delivered pursuant to the immediately preceding sentence, such projections shall be based on good faith estimates and assumptions believed by the Borrower to be reasonable and fair in light of current conditions and current facts known to the Borrower, it being recognized that such financial information as it relates to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from projected results.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7.6 Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to: (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock, including without limitation any preferred stock (other than (1) the payment of dividends to Borrower, (2) stock dividends made by Borrower and (3) repurchases of Borrower stock from former employees of the Borrower resulting from the death, disability or retirement of such employees in an amount not to exceed $100,000 in any fiscal year for all such former employees); (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity (other than a refinancing of Indebtedness described in Section 7.2(b) pursuant to the terms and conditions thereof); (c) purchase or make any payment on or with respect to any Subordinated Indebtedness other than (i) scheduled payments of interest only on the Subordinated Indebtedness, either paid in cash or paid in kind, (ii) a single payment of all outstanding principal and interest under the Subordinated Indebtedness on April 1, 2009, and (iii) a single payment of all outstanding principal and interest under the Subordinated Debt from the proceeds of, and on the same date as the consummation of, a Qualifying IPO; provided that (1) the payments described in clauses (i), (ii) and (iii) above may only be made if no Default or Event of Default shall have occurred and be continuing at the time of, or occur as a result of, such payment, and (2) the single payments described in clauses (ii) and (iii) above may only be made if Borrower shall have, both before and after giving effect to such payment, an aggregate of (A) unrestricted balance sheet cash and Cash Equivalents in one or more deposit accounts or securities accounts (other than the cash collateral permitted pursuant to Section 5.7(f)) over which Agent has obtained control under Section 7.10 and (B) Revolving Loan borrowing availability pursuant to Section 2.2(a) of not less than $8,000,000; (d) make any payment in respect of management fees or consulting fees (or similar fees) to any equityholder or other affiliate of Borrower; or (e) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.7 Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance or capital contribution (an “Investment”) in or to any person or entity, (b) acquire or create any Subsidiary, or (c) engage in any joint venture or partnership with any other person or entity, other than: (i) Investments existing on the date hereof and set forth on Schedule B to this Agreement, (ii) Investments in cash and Cash Equivalents (as defined below), (iii) loans or advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $100,000 in the aggregate at any time, (iv) loans made to employees of Borrower and its Subsidiaries for the purpose of purchasing stock of the Borrower, but only if no cash or other asset is advanced to such employee and all notes evidencing such debt received by Borrower are pledged and delivered to Agent, (v) Investments by way of intercompany loans to the extent permitted under Section 7.2(g), (vi) capital contributions by the Borrower or any Guarantor to the Borrower or any Guarantor, (vii) capital contributions by Borrower to the Foreign Subsidiaries (A) in an aggregate amount that, when added to (x) the value of any tangible Collateral located outside of the continental United States to the extent permitted pursuant to Section 6.8(c) and (y) the aggregate outstanding principal amount of any intercompany loans made by Borrower to the Foreign Subsidiaries during the term of this Agreement pursuant to Section 7.7(c)(v), shall not exceed $500,000 in the aggregate, and (B) so long as no Default or Event of Default would occur both before and after giving effect to any such capital contribution, and (viii) acquisitions of stock and assets permitted by Section 7.5 (collectively, the “Permitted Investments”). The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v), (w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction.

7.8 Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction. As used herein, “Affiliate” means, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 7.5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.

7.9 Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply in any material respect with the laws and regulations described in clauses (b) or (c) of Section 5.8 herein, (b) use any portion of the Loans to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or (c) fail to comply in any material respect with, or violate in any material respect any other law or regulation applicable to it.

7.10 Deposit Accounts and Securities Accounts. The Loan Parties will establish and at all times maintain the cash management system described on Schedule F hereto (the “Cash Management System”) and comply in all respects with the provisions thereof. To the extent that any Loan Party receives proceeds of Accounts that are not deposited directly into the Lockbox Account (as such term is defined in Schedule F), such Loan Party shall hold all such proceeds in trust for Agent and shall promptly arrange for the deposit of such proceeds into the Lockbox Account in accordance with the Cash Management System.

7.11 Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement (unless the net effect of such amendment, modification of waiver is not adverse to any Loan Party, Agent or Lenders) or (b) any document relating to any of the Subordinated Indebtedness, in each case, without the prior written consent of Agent and the Requisite Lenders.

7.12 Financial Covenants. The Borrower will not fail to comply with the financial covenants set forth on Schedule G.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.	DEFAULT AND REMEDIES.

8.1 Events of Default. Loan Parties shall be in default under this Agreement and each of the other Debt Documents if (each of the following, an “Event of Default”):

(a) Borrower shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i)) within a period of 3 Business Days after the due date thereof (other than the Term Loan Maturity Date or the Commitment Termination Date);

(b) any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4 or Article 7;

(c) any Loan Party breaches any of its other obligations under any of the Debt Documents and fails to cure such breach within 30 days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Agent;

(d) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $10,000 in the aggregate in any Borrowing Base Certificate and (ii) errors understating the Borrowing Base), or any warranty, representation or statement made or deemed made by or on behalf of any Loan Party in any of the Debt Documents or otherwise (other than a Borrowing Base Certificate as provided above) in connection with any of the Obligations shall be false or misleading in any material respect;

(e) all or any of the Collateral with an aggregate value in excess of $50,000, individually or in the aggregate, is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against any Loan Party or all or any of the Collateral with an aggregate value in excess of $50,000, individually or in the aggregate, which in the good faith judgment of Agent subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(f) one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $50,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g) (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(h) a Material Adverse Effect has occurred;

(i) (i) any provision of any Debt Document shall fail to be valid and binding on, or enforceable against, a Loan Party party thereto, (ii) any Debt Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on all or any portion of the Collateral with a value in excess of $50,000, individually or in the aggregate, purported to be covered thereby or such security interest shall fail or cease to be a perfected lien with the priority required in the relevant Debt Document or (iii) any subordination provision set forth in any document evidencing or relating to the Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, or any agent for or holder of the Subordinated Indebtedness (or such person shall so state in writing), or any Loan Party shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred;

(j) (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Loan Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) Borrower or any Subsidiary defaults (beyond any applicable grace period) under any obligation for payments due under any lease agreement in excess of $50,000; or

(k) (i) prior to the consummation of a Qualifying IPO (as defined below), TLM Investors, LLC, Questmark Partners, LP and River Venture Fund I, LP (“collectively, and with their affiliates, the “Permitted Holders”) shall cease to own and control all of the economic and voting rights associated with ownership of at least forty-five percent (45%) of the outstanding capital stock of all classes of the Borrower on a fully-diluted basis; (ii) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Permitted Holders, of more than thirty-five percent (35%) of the voting power of the voting stock of Borrower by way of merger or consolidation or otherwise, (iii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office (other than in connection with a Qualifying IPO), (iv) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries, or (v) the occurrence of any “change of control” or any term of similar effect under any Subordinated Indebtedness document.

As used herein, “Qualifying IPO” means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common capital stock of Borrower with respect to which the Borrower receives net cash proceeds of not less than $40,000,000 pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933 (as amended from time to time, and the rules and regulations promulgated thereunder).

8.2 Lender Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, Agent may, and at the written request of the Requisite Lenders shall, without notice, suspend either or both of the Revolving Loan facility with respect to additional Revolving Loans or the Term Loan facility with respect to additional Term Loans, whereupon any additional Revolving Loans or Term Loans shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction). Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the written request of the Requisite Lenders shall, (1) terminate the Commitments, (2) declare any or all of the Obligations to be immediately due and payable and (3) and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Schedule D, without demand or notice to any Loan Party and the accelerated Obligations shall bear interest at the Default Rate pursuant to Section 2.6, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g) above, the Commitments shall be automatically terminated and the Obligations shall be automatically accelerated. After the occurrence and during the continuance of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC, and under any other applicable law. Without limiting the foregoing, Agent shall have the right to, and at the written request of the Required Lenders shall, (a) notify any account debtor with respect to any Account or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (b) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (c) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (d) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.4. If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least 10 days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date.

8.3 Additional Remedies. In addition to the remedies provided in Section 8.2 above, each Loan Party hereby grants to Agent (on behalf of itself and Lenders) and any transferee of Collateral, for purposes of exercising its remedies as provided herein after the occurrence and during the continuation of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.4 Application of Proceeds.

(a) Payments Received After Default or Event of Default. All payments made to Agent with respect to any of the Obligations during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Debt Documents in its capacity as Agent under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to any L/C Issuer under Schedule D and any Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to pay all interest on the Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (other than interest accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such interest is not allowable in such proceeding), (d) fourth, to pay all principal on the Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full, (e) fifth, to provide cash collateral for contingent Letter of Credit Obligations in the manner described in Schedule D, (f) sixth, to pay all other Obligations then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including, without limitation, all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding), and (g) seventh, to Borrower or as otherwise required by law.

(b) Proceeds of Collateral and Intellectual Property. All proceeds of any Collateral or Intellectual Property (other than proceeds arising from Permitted Dispositions) shall be paid to Agent for application to the Loans as follows:

(i) all proceeds of Accounts shall be applied (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Debt Documents in its capacity as Agent under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to any L/C Issuer under Schedule D and any Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to interest on the Revolving Loans, (d) fourth, to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Schedule D, (e) fifth, to interest on the Term Loans, (f) sixth, to principal payments on the Term Loans, (g) seventh, to all other Obligations then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including, without limitation, all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding) and (h) eighth, to Borrower or as otherwise required by law; and

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(ii) all proceeds of Collateral (other than Accounts) and Intellectual Property shall be applied (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Debt Documents in its capacity as Agent under the Debt Documents, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to any L/C Issuer under Schedule D and any Lenders under the Debt Documents in accordance with their respective Pro Rata Shares, until paid in full, (c) third, to interest on the Term Loans; (d) fourth, to principal payments on the Term Loans; (e) fifth, to interest on the Revolving Loans; (f) sixth, to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Schedule D; (g) seventh, to all other Obligations then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full (including, without limitation, all interest accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such interest is allowable in such proceeding), and (h) eighth, to Borrower or as otherwise required by law.

(c) Deficiency. Borrower shall remain fully liable for any deficiency.

9.	THE AGENT.

9.1 Appointment of Agent.

(a) Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.9) as Agent under the Debt Documents and authorizes the Agent to (a) execute and deliver the Debt Documents and accept delivery thereof on its behalf from Loan Parties, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Debt Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Agent and Lenders and none of Loan Parties nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Debt Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Debt Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Debt Document or otherwise a fiduciary or trustee relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Debt Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by GECC or any of its affiliates in any capacity.

(b) Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Debt Documents (including in any other bankruptcy, insolvency or

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

similar proceeding), and each person making any payment in connection with any Debt Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Debt Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, other than any release of a security interest in the Collateral requiring the consent of Requisite Lenders or all Lenders under Sections 10.8(b) or 10.8(c) (provided that Agent may so release such security interest if such consent is obtained), (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Debt Documents, (vi) except as may be otherwise specified in any Debt Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Debt Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Debt Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Debt Document by or through any trustee, co-agent, employee, attorney-in-fact and any other person (including any Lender). Any such person shall benefit from this Article 9 to the extent provided by Agent.

(c) If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Debt Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Debt Document (a) if such action would, in the opinion of Agent, be contrary to law or any Debt Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Debt Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

9.2 Agent’s Reliance, Etc. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Debt Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Debt Documents; (e) shall not

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Debt Document, whether any condition set forth in any Debt Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Debt Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Debt Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.

9.3 GECC and Affiliates. GECC shall have the same rights and powers under this Agreement and the other Debt Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GECC in its individual capacity. GECC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of Borrower’s Subsidiaries, any of their Affiliates and any person who may do business with or own securities of Borrower, any of Borrower’s Subsidiaries or any such Affiliate, all as if GECC were not Agent and without any duty to account therefor to Lenders. GECC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GECC as a Lender holding disproportionate interests in the Loans and GECC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Loan Party and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives, any claim based upon, such conflict of interest.

9.5 Indemnification. Lenders shall and do hereby indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Debt Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Debt Document, to the extent that Agent is not reimbursed for such expenses by Loan Parties. The provisions of this Section 9.5 shall survive the termination of this Agreement.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9.6 Successor Agent. Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Debt Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Debt Documents.

9.7 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrower or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. The term “Pro Rata Share” means, with respect to any Lender at any time, (1) with respect to the Revolving Loans, the percentage obtained by dividing (x) the Revolving Loan Commitment of such Lender then in effect (or, if such Revolving Loan Commitment is terminated, the aggregate outstanding principal amount of the Revolving

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Loans and Letter of Credit Obligations owing to such Lender) by (y) the Total Revolving Loan Commitment Amount then in effect (or, if the Revolving Loan Commitment is terminated, the outstanding principal amount of the Revolving Loans owing to all Lenders), (2) with respect to the Term Loans, the percentage obtained by dividing (x) the Term Loan Commitment of such Lender then in effect (or, if such Term Loan Commitment is terminated, the aggregate outstanding principal amount of the Term Loans owing to such Lender) by (y) the Total Term Loan Commitment Amount then in effect (or, if the Total Term Loan Commitment is terminated, the outstanding principal amount of the Term Loans owing to all Lenders), and (3) with respect to all Loans, the percentage obtained by dividing (x) the Commitment of such Lender then in effect (or, if such Commitment is terminated, the aggregate outstanding principal amount of all Loans owing to such Lender) by (y) the aggregate Commitments of all Lenders then in effect (or, if the Commitments of the Lenders are terminated, the outstanding principal amount of Loans owing to all Lenders).

9.8 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments.

(i) Term Loans. If Agent receives any payment with respect to a Term Loan for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment with respect to a Term Loan for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any such payments and Loans (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(ii) Revolving Loans. On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Revolving Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan. Agent shall pay to each Revolving Lender (other than a Non-Funding Lender) such Revolving Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Revolving Lender on the Revolving Loans held by it. To the extent that any Non-Funding Lender has failed to fund any such payments and Revolving Loans, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower with respect to the Revolving Loans.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Loan Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Debt Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other person, without setoff, counterclaim or deduction of any kind.

(c) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Debt Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Debt Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Commitments and all of the outstanding Loans of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement (as defined below).

(d) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide financial statements to Lenders in accordance with Section 6.3 hereto and agree that Agent shall have no duty to provide the same to Lenders.

(e) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Debt Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders.

(f) Subordination Agreement. Each Lender hereby acknowledges and agrees to the terms and conditions of the Medtronic Subordination Agreement and agrees to be bound by the terms and conditions thereof.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.	MISCELLANEOUS.

10.1 Assignment. Subject to the terms of this Section 10.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Debt Documents, its Commitment, Loans, Letter of Credit Obligations or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder; provided, however, that a Lender may only assign an equal proportion of its Revolving Loans and Terms Loans and its Revolving Loan Commitment and Term Loan Commitment. Any assignment by a Lender shall: (i) except in the case of an assignment to a Qualified Assignee (as defined below), require the consent of each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”); (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Commitment and/or Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) be in an aggregate amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an affiliate of an existing Lender or is of the assignor’s (together with its affiliates’) entire interest of the Loans or is made with the prior written consent of Agent; and (v) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and Loans, as applicable, or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments and Obligations, Agent shall so notify Borrower and Borrower shall, upon the request of Agent, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section.

As used herein, “Qualified Assignee” means (a) any Lender and any affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person proposed to become a Lender after the Closing Date and that holds any subordinated debt or stock issued by Borrower shall be a Qualified Assignee.

10.2 Notices. All notices, requests or other communications given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, and (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid. As used herein, the term “Business Day” means and includes any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.3 Correction of Debt Documents. Agent may correct patent errors and fill in all blanks in this Agreement or the Debt Documents consistent with the agreement of the parties.

10.4 Performance. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Borrower” and their respective successors and assigns, and shall inure to the benefit of Agent, Lenders, and their respective successors and assigns.

10.5 Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, this Agreement or any other Debt Document incurred by Agent and, for any amendment that increases the Commitments or adds additional Lenders, such additional Lenders, (b) the administration of the Loans and the facilities hereunder and any other transaction contemplated hereby or under the Debt Documents incurred by Agent and (c) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under this Agreement or any other Debt Document incurred by Agent and Lenders, in each case of clauses (a) through (c), including, without limitation, reasonable attorney’s fees and expenses, the allocated cost of in-house legal counsel (without duplication), reasonable fees and expenses of consultants, auditors and appraisers and UCC and other corporate search and filing fees and wire transfer fees. Borrower further agrees that such fees, costs and expenses shall constitute Obligations. This provision shall survive the termination of this Agreement.

10.6 Indemnity.

(a) Each Loan Party shall and does hereby jointly and severally indemnify and defend Agent, Lenders, and their respective successors and assigns, and their respective directors, officers, employees, consultants, attorneys, agents and affiliates (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and, without duplication, the allocated costs of in-house legal counsel) of any kind whatsoever arising, directly or indirectly, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement, the other Debt Documents or any of the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitiee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. This provision shall survive the termination of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other applicable governmental authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then on notice thereof and demand therefor by such Lender to the Borrower, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless the Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Loans into Base Rate Loans.

(c) To induce Lenders to provide the LIBOR option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any calendar month (whether that repayment is made pursuant to any provision of this Agreement or any other Debt Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses (other than lost profits), costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant calendar month; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

10.7 Rights Cumulative. Agent’s and Lenders’ rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NONE OF AGENT OR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWER UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.8 Entire Agreement; Amendments, Waivers.

(a) This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(b) Except for actions expressly permitted to be taken by Agent, and except as provided in clauses (c) and (d) below, no amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Borrower and Lenders having more than (x) 50% of the aggregate Commitments of all Lenders or (y) if such Commitments have expired or been terminated, 50% of the aggregate outstanding principal amount of the Loans (the “Requisite Lenders”); provided, however, that so long as a party that is a Lender hereunder on the Closing Date does not assign any portion of its Commitment or any Loan, such Lender shall be deemed to be a Requisite Lender. Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c) No amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease any Commitment of any Lender or increase or decrease the Total Revolving Loan Commitment Amount or Total Term Loan Commitment Amount (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive or reduce any payment of principal of or interest on any Loan, or any fees hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise expressly permitted in the Debt Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of the Agent securing the Obligations (which shall be deemed to affect all Lenders), (vi) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Debt Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vi) amend, modify, terminate or waive Section 8.4, 9.7 or 10.8(b) or (c).

(d) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition “Borrowing Base” set forth in Schedule C, or that makes less restrictive the nondiscretionary criteria for exclusion from Qualified Accounts set forth in Schedule C, or that amends this clause (d), shall be effective unless the same shall be in writing and signed by Agent, Borrower and the Revolving Lenders having more than 50% of the aggregate Revolving Loan Commitments of all Revolving Lenders; provided, however, that so long as any Revolving Lender hereunder on the Closing Date does not assign any portion of its Revolving Loan Commitment, such Revolving Lender’s consent shall be required for any amendment, modification, termination, waiver or consent under this clause (d).

(e) Notwithstanding any provision in this Section 10.8 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Requisite Lenders.

10.9 Binding Effect. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of Sections 2.3(d), 9.5, 10.5 and 10.6 and the other indemnities contained in the Debt Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any of the other Debt Documents evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement and the grant of the security interest in the Collateral pursuant to Section 3.1 shall automatically be reinstated if Agent or any Lender is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).

10.10 Use of Logo. Each Loan Party authorizes Agent to use its name, logo and/or trademark without notice to or consent by such Loan Party, in connection with certain promotional materials that Agent may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Agent has a financing relationship with Borrower and such materials may be developed, disseminated and used without Loan Parties’ review. Nothing herein obligates Agent to use a Loan Party’s name, logo and/or trademark, in any promotional materials of Agent. Loan Parties shall not, and shall not permit any of its respective Affiliates to, issue any press release or other public disclosure (other than any document filed with any governmental authority relating to a public offering of the securities of Borrower) using the name, logo or otherwise referring to General Electric

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their affiliates, the Debt Documents or any transaction contemplated herein or therein without at least two (2) Business Days prior written notice to and the prior written consent of Agent unless, and only to the extent that, Loan Parties or such Affiliate is required to do so under applicable law and then, only after consulting with Agent prior thereto.

10.11 Waiver of Jury Trial. EACH OF LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.12 Governing Law. THIS AGREEMENT, THE OTHER DEBT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER DEBT DOCUMENT IS COMMENCED BY AGENT IN THE STATE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO LOAN PARTIES AT THEIR ADDRESS DESCRIBED IN SECTION 10.2, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

10.13 Confidentiality. Agent and each Lender agrees, as to itself, to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender, as the case may be, applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by Borrower and designated as confidential, except that Agent and Lenders may disclose such information (a) to persons employed or engaged by Agent or a Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.13 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any governmental authority or reasonably believed by Agent or any Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, required by law; (e) in connection with the exercise of any right or remedy under the Debt Documents or in connection with any litigation to which Agent or such Lender is a party or bound; (f) that ceases to be confidential through no fault of Agent or such Lender or (g) persons employed by Agent’s strategic marketing partners.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

10.15 MyAccount. In consideration of being given access to and the right to use the MyAccount website and service of Agent, Borrower hereby agrees to the terms and conditions set forth on Schedule H hereto, as such may be amended by Agent from time to time by posting revised terms and conditions on the MyAccount website. In the event Borrower elects not to utilize the MyAccount website to electronically submit a Borrowing Base Certificate to Agent in connection with a request for an Advance, Agent will be entitled to assess a fee equal to One Hundred Dollars ($100) for each such request.

[Signature Page Follows]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, each Loan Party, Agent and Lenders, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

BORROWER:

SALIENT SURGICAL TECHNOLOGIES, INC.

By:	/s/ Richard M. Altieri
Name:	Richard M. Altieri
Title:	VP and CFO

GUARANTOR:

SALIENT, INC.

By:	/s/ Richard M. Altieri
Name:	Richard M. Altieri
Title:	Treasurer

Address For Notices For All Loan Parties:

Salient Surgical Technologies, Inc.

One Washington Center

Suite 400

Dover, NH 03820

Attention: Chief Financial Officer

Phone: 800-354-2880

Facsimile: 603-742-1488

SALIENT, INC.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jason Dufour
Name:	Jason Dufour
Title:
Duly Authorized Signatory

Address For Notices:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

SALIENT, INC.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

LENDER:

OXFORD FINANCE CORPORATION

By:	/s/ T A Lex
Name:	T. A. Lex
Title:	COO

Address For Notices:

Oxford Finance Corporation

133 North Fairfax Street

Alexandria, VA 22314

Attention:	Timothy A. Lex
Executive Vice President & Chief Operating Officer

Phone: 703-519-6017

Facsimile: 703-519-6010

SALIENT, INC.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE A

COMMITMENTS

Name of Lender	Revolving Loan Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$5,000,000	66 and 2/3%
Oxford Finance Corporation	$2,500,000	33 and 1/3%
“Total Revolving Loan Commitment Amount”	$7,500,000	100%

Name of Lender	Term Loan Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$7,500,000	50%
Oxford Finance Corporation	$7,500,000	50%
“Total Term Loan Commitment Amount”	$15,000,000	100%

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE B

DISCLOSURES

Existing Liens

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)
Salient Surgical Technologies, Inc.	General Electric Capital Corporation	All personal property of Debtor... except for any Intellectual Property...	Delaware-SOS	04/01/08 2008 1139268

Salient, Inc.	General Electric Capital Corporation	All personal property of Debtor... except for any Intellectual Property...	Delaware-SOS	04/01/08 2008 1139334

Salient Surgical Technologies, Inc. (f/k/a Tissuelink Medical, Inc.)	NEC Financial Services, Inc.	Thirty seven (37) dell laptops together with all accessories, additions and attachments thereto, replacements and substitution therefore and all proceeds	Delaware-SOS	05/31/06 61834639 (O)

Salient Surgical Technologies, Inc. (f/k/a Tissuelink Medical, Inc.)	NEC Financial Services, Inc.	Eighteen (18) Dell laptop computers	Delaware-SOS	09/25/07 2007 3618393 (O)

Existing Indebtedness

Debtor	Creditor	Amount of Indebtedness outstanding as of April 30, 2008	Maturity Date
Salient Surgical Technologies, Inc.	General Electric Capital Corporation	$7,500,000.00 Term 217,246.93 Revolver (Revolver as of April 29, 2008)	3/31/2011

Salient Surgical Technologies, Inc.	Medtronic, Inc.	$2,037,057.65	3/31/09

Salient Surgical Technologies, Inc.	AFCO Commercial Finance	$133,064.26	8/28/07 and 9/2/08

Existing Investments

Debtor	Type of Investment	Date	Amount Outstanding as of March 31, 2008
See attached Capital Advisors Group statement	Various		$7,062,367.10

Material Agreements

1.	License Agreement, dated August 9, 1999 between Salient Surgical Technologies, Inc. (f/k/a Virtuel Medical Devices, Inc.) and Medtronic, Inc., as amended.
2.	Lease, dated October 15, 2005, between Salient Surgical Technologies, Inc. (f/k/a TissueLink Medical, Inc.) and Washington Street Mill, LLC, as amended.
3.	Lease Agreement, dated February 27, 2008, between Salient Surgical Technologies, Inc. (f/k/a TissueLink Medical, Inc.) and 200 International Limited Partnership.
4.	Supply and Distribution Agreement, dated October 10, 2005, between Salient Surgical Technologies, Inc. (f/k/a TissueLink Medical, Inc.) and Soering, GmbH.
5.	Amended and Restated Investors’ Rights Agreement dated as of February 12, 2007, by and among Salient Surgical Technologies, Inc. (f/k/a TissueLink Medical, Inc.) and certain of its stockholders.
6.	Amended and Restated Promissory Note, dated March 31, 2008, between Salient Surgical Technologies, Inc. and Medtronic, Inc.
7.	Loan and Security Agreement, dated March 31, 2008, among General Electric Capital Corporation, Salient Surgical Technologies, Inc., and Salient, Inc.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CAPITAL
ADVISORS GROUP

Month - End Statement

March 31, 2008

Prepared For:

SALIENT SURGICAL TECHNOLOGIES, INC. (DE2190)

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

[CAPITAL ADVISORS GROUP LOGO]	SALIENT SURGICAL TECHNOLOGIES, INC. (DE2190)
Holdings Statement – 3/31/2008

						Days to Maturity from:
Investment	Cusip	Asset type	Coupon Rate	Maturity	Settlement Date	Purch	Statement	Units (Par Value)	Investment at Cost	Adjusted Book Value	Market Value	Unrealized Gain/Loss
Cash & Equivalents
[*]	[*]	[*]	[*]					[*]	[*]	[*]	[*]	[*]
	Cash & Equivalent Total:							[*]	[*]	[*]	$2,073,529.60	[*]
Short Term
	[*]
	Short Term Total:							[*]	[*]	[*]	$4,988,837.50	[*]
	Total Portfolio							[*]	[*]	[*]	$7,062,367.10	[*]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE C

BORROWING BASE

“Account” has the meaning given to such term in the UCC.

“Borrowing Base” means, on any date, a dollar amount equal to 85% of the aggregate Outstanding Balance of the Borrower’s Qualified Accounts.

“Outstanding Balance” means, with respect to any Account, and as of any date of determination thereof, the amount equal to the book value of such Account minus (without duplication) (a) all cash collections and other proceeds of such Account received thereunder and (b) all discounts or other modifications that reduce the amount due on such Account, all as determined by Agent in its reasonable credit judgment consistent with its underwriting practices and procedures.

“Qualified Account” means an Account of Borrower, or portion thereof, that Agent, in its reasonable credit judgment, deems to be qualified for inclusion in the Borrowing Base. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if:

(a) the Account does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

(b) the Account remains unpaid more than sixty (60) days following its due date or ninety (90) days following its original invoice date;

(c) the Account is subject to any defense, set-off, recoupment, counterclaim, contra account, credit balance, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind, but only to the extent of such defense, set-off, recoupment, counterclaim, contra account, credit balance, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment;

(d) if the Account arises from the sale of goods by Borrower, (i) the sale was not an absolute sale, (ii) the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold basis, (iii) the sale was made subject to any other repurchase or return agreement, (iv) the goods sold and giving rise the Account have not been shipped to the account debtor with respect to such Account or its designee, or (v) any part of any goods sold and giving rise to the Account has been returned, rejected, lost, or damaged, but only to the extent of the actual offset or defense arising from such returned, rejected, lost or damaged goods;

(e) the Account is subject to any Lien (other than Liens in favor of Agent, on behalf of itself and the Lenders);

(f) any Loan Party knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the account debtor;

(g) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

(h) the Account is an Account of an account debtor having its principal place of business or executive office outside the United States or is payable in other than U.S. dollars;

(i) the account debtor with respect to such Account is an Affiliate of Borrower;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(j) more than twenty-five percent (25%) of the aggregate balance of all Accounts owing from the account debtor obligated on the Account are outstanding more than sixty (60) days following its due date or ninety (90) days following its original invoice date;

(k) fifty percent (50%) or more of the aggregate unpaid Accounts from any single account debtor are not deemed Qualified Accounts under this Agreement;

(l) the Account, together with all other Accounts owing to the same account debtor and its Affiliates, as of any date of determination exceeds 10% of all Qualified Accounts, but only to the extent of such excess;

(m) any covenant, representation or warranty contained in the Debt Documents with respect to such Account has been breached;

(n) the Account has not been billed;

(o) the Account is the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereofor;

(p) any of the representations or warranties set forth in the Agreement and pertaining to the Account is untrue; or

(q) the Account fails to meet such other specifications and requirements which may from time to time be established by Agent in its reasonable credit judgment.

“Reserves” means reserves established by Agent in its reasonable credit judgment from time to time pursuant to Section 2.2(a) with respect to known or anticipated liabilities, offsets, or liquidity needs of Borrower. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest, fees, expenses and other liabilities (including without limitation rent reserves with respect to any leased locations) shall be deemed to be an exercise of Agent’s good faith credit judgment. Reserves may be established against the Borrowing Base and the Total Revolving Loan Commitment Amount as determined to be appropriate by Agent in the exercise of its reasonable credit judgment.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE D

LETTERS OF CREDIT

(a) The following terms shall have the following meanings:

“Letter of Credit Obligations” means all outstanding obligations incurred by the Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer as set forth in this Schedule D with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers’ acceptances issued by Borrower, for which Lenders have incurred Letter of Credit Obligations.

(b) Issuance. Subject to the terms and conditions of this Agreement, each Lender having a Revolving Loan Commitment (a “Revolving Lender”) agrees to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by a bank or other legally authorized Person selected by or acceptable to Agent in its reasonable discretion (each, an “L/C Issuer”) for Borrower’s account and guaranteed by the Revolving Lenders. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) $2,000,000 (the “L/C Sublimit”), (ii) the Revolving Loan Commitment (less Reserves at such time) less the outstanding principal balance of the Revolving Loans at such time, and (iii) the Borrowing Base (less Reserves at such time) less the outstanding principal balance of the Revolving Loans at such time. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and Revolving Lenders shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(c) Advances Automatic; Participations.

(i) In the event that the L/C Issuer makes or is required to make any payment on or pursuant to any Letter of Credit, (1) it shall promptly notify Agent and Borrower thereof, (2) Agent shall pay the L/C Issuer the amount of such payment within one Business Day after receipt of such notice, and (3) such payment shall be deemed to be a Revolving Loan under Section 2.2(a) of this Agreement, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 4.2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Loan or payment by Agent to the L/C Issuer shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

(ii) If Borrower shall be unable to incur Revolving Loans as contemplated by paragraph (c)(i) above because of an Event of Default described in Section 8.1(g) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to the L/C Issuer, then (A) immediately and without further

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the L/C Issuer an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on its Revolving Loan Commitment) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the L/C Issuer an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on its Revolving Loan Commitment) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Loans, and Agent shall reimburse the L/C Issuer for such payment and disbursements as set forth in clause (i) above.

(iii) The obligations of Revolving Lenders under clauses (i) and (ii) above shall be for the benefit of Agent and L/C Issuer and may be enforced by L/C Issuer.

(d) Cash Collateral.

(i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement, including Section 8.2 of this Agreement, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Collateral”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such Cash Collateral shall be held by Agent and pledged to, and subject to the control of, Agent, for the benefit of Agent, Lenders and L/C Issuer. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, including this Schedule D, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide Cash Collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver to L/C Issuer a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent and L/C Issuer in their respective reasonable discretion.

(iii) From time to time after funds are deposited as Cash Collateral by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds then held by it to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

(iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the Cash Collateral, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any remaining Cash Collateral shall be applied to other Obligations then due

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by law. Interest, if any, earned on Cash Collateral shall be held as additional collateral.

(e) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable Revolving Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on each Scheduled Payment Date and on the Commitment Termination Date. In addition, Borrower shall pay to the L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of the L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(f) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least five (5) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and such other reimbursement agreements, Letter of Credit applications and other documents as Agent and the L/C Issuer shall otherwise request. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

(g) Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (h)(ii)(C) below) or the L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(v) the fact that a Default or an Event of Default has occurred and is continuing; or

(vi) any other circumstance or event whatsoever that is similar to any of the foregoing.

(h) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in this Agreement, each Loan Party hereby jointly and severally agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel without duplication) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of the L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or applicable governmental authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender's rights or powers hereunder or under this Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of the L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and the L/C Issuer; provided that in the event of a conflict between the terms of this Agreement and any such application, reimbursement agreement or similar document, the terms of this Agreement shall govern.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE E

COLLATERAL REPORTS

Borrower shall deliver to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times and in the manner set forth below:

(a) To Agent and Lenders, upon Agent’s request, and in any event no less frequently than 12:00 noon (New York time) on (1) Friday of each week (if the aggregate principal amount of the Revolving Loans as of the end of such week is greater than or equal to $2,000,000) or (2) five (5) Business Days after the end of each calendar month (if the aggregate principal amount of the Revolving Loans as of the end of such calendar month is less than $2,000,000) (together with a copy of all or any part of the following reports requested by the Agent in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding week or calendar month, as applicable, or the date two (2) Business Days prior to the date of any such request:

(i) a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days; 31 to 60 days; 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(b) To Agent and Lenders, on a weekly basis or at such more frequent intervals as Agent may reasonably request from time to time (together with a copy of all or any part of such delivery requested by the Agent in writing after the Closing Date), collateral reports including all additions and reductions (cash and non-cash) with respect to Accounts in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion, each of which shall be prepared as of the last day of the immediately preceding week or the date two (2) Business Days prior to the date of any such request;

(c) To Agent and Lenders, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 6.3(a) (or, if the Borrower is a publicly held company, within 35 days after the last day of each calendar month):

(i) a reconciliation of the Accounts trial balance to the most recent Borrowing Base Certificate, general ledger and monthly financial statements (whether or not required to be delivered pursuant to Section 6.3(a)), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) an aging of accounts payable and a reconciliation of such accounts payable aging to the general ledger and monthly financial statements (whether or not required to be delivered pursuant to Section 6.3(a)), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii) a reconciliation of the outstanding Revolving Loans as set forth in the monthly Loan Account statement provided by Agent to the general ledger and monthly financial statements (whether or not required to be delivered pursuant to Section 6.3(a)), in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(d) To Agent and Lenders, at the time of delivery of each of the annual financial statements delivered pursuant to Section 6.3(a) (or, if the Borrower is a publicly held company, within 120 days after the last day of each calendar year), a listing of government contracts of the Borrower subject to the Federal Assignment of Claims Act of 1940;

(e) To Agent and Lenders, promptly upon the reasonable request of Agent (but in any event within three (3) Business Days), evidence that the Borrower has paid all payroll taxes for the immediately preceding calendar month; and

(f) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of the Borrower as Agent shall from time to time request in its reasonable discretion.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE F

CASH MANAGEMENT SYSTEM

(a) Other than with respect to the Lockbox Account, which shall be governed by clause (b) below, no Loan Party shall directly or indirectly maintain or establish any deposit account or securities account, unless Agent, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance reasonably satisfactory to Agent (an “Account Control Agreement”) (which agreement shall provide, among other things, that (i) such depository institution or securities intermediary has no rights of setoff or recoupment or any other claim against such deposit or securities account (except as agreed to by Agent), other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (ii) such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of such Loan Party or Loan Parties, as applicable, including, without limitation, an instruction by Agent to comply exclusively with instructions of the Agent with respect to such account (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, on or before the Closing Date). Agent may only give a Notice of Exclusive Control with respect to any deposit account (other than the Lockbox Account) or securities account at any time at which an Event of Default has occurred and is continuing. Notwithstanding the provisions of this clause (a), no Loan Party shall be obligated to execute an Account Control Agreement with respect to (1) any deposit account used exclusively for payroll or withholding tax purposes and (2) any deposit accounts maintained outside of the United States that do not at any time have a balance in excess of $200,000 in the aggregate for all such foreign deposit accounts. At Agent’s request, Borrower shall establish and maintain a segregated deposit account for payroll and withholding tax purposes.

(b) (i) On or before the Closing Date, Borrower shall (1) establish a new deposit account (the “Lockbox Account”) with Silicon Valley Bank, N.A. or another depository institution acceptable to Agent (the “Lockbox Bank”) into which all collections of Accounts shall be paid directly, (2) provide irrevocable standing wire transfer instructions to the Lockbox Bank, which instructions shall provide that all funds in the Lockbox Account will be transferred on a daily basis to the Collection Account, and (3) cause such Lockbox Account to become subject to an Account Control Agreement satisfying the conditions described in clause (a) above.

(ii) Within fifteen (15) Business Days after the Closing Date, (1) Borrower shall establish and maintain a lockbox (a “Lockbox”) with the Lockbox Bank that corresponds to the Lockbox Account, (2) Borrower shall instruct all account debtors to make payments directly to the Lockbox for deposit into the Lockbox Account or to the Lockbox Account (and within thirty (30) days after the Closing Date, all collections on all Accounts shall be paid directly into the Lockbox), and (3) the Agent, the Borrower and the Lockbox Bank shall enter into a deposit account control agreement, in form and substance reasonably acceptable to Agent, which shall provide, among other things, that (i) the Lockbox Bank shall comply exclusively with all instructions of Agent without further consent of the Borrower, (ii) the Lockbox Bank has no rights of setoff or recoupment or any other claim against the Lockbox Account (except as agreed to by Agent), other than for payment of its service fees and other charges directly related to the administration of the Lockbox Account and for returned checks or other items of payment, and (iii) the Lockbox Bank agrees to transfer all funds on deposit in the Lockbox Account to the Collection Account on a daily basis (such agreement, the “Lockbox Account Agreement”).

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(iii) If the Borrower is unable to satisfy the requirements of clause (b)(ii) above with Silicon Valley Bank, N.A. on or before the date that is fifteen (15) Business Days after the Closing Date, Borrower shall:

(x) on or before the date that is fifteen (15) Business Days after the Closing Date, (1) open a new Lockbox Account and establish a new Lockbox with a depository institution acceptable to Agent (the “New Bank”), (2) instruct all account debtors to make payments directly to such new Lockbox for deposit into such new Lockbox Account (and within thirty (30) days after the Closing Date, all collections on all Accounts shall be paid directly into the Lockbox), and (3) open new corresponding deposit accounts at the New Bank to replace all existing deposit account at Silicon Valley Bank, N.A.; and

(y) on or before the date that is 150 days after the Closing Date, close all deposit accounts maintained at Silicon Valley Bank, N.A.

(c) Agent shall apply, on a daily basis, all funds transferred into the Collection Account to reduce the outstanding principal amount of the Revolving Loans. To the extent that any collections of Accounts or other proceeds of the Accounts are not sent directly to the Lockbox but are received by a Loan Party, such collections shall be held in trust for the benefit of Agent and immediately remitted, in the form received, to the Lockbox Bank for transfer to the Collection Account immediately upon receipt by any Loan Party.

(d) All funds transferred from the Collection Account for application to the Revolving Loans shall be applied to reduce the principal balance of the Revolving Loans in the manner set forth in this Agreement, but for purposes of calculating interest shall be subject to a three (3) Business Day clearance period. If a credit balance exists with respect to the Collection Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

(e) The failure to comply with any provision of this Schedule F shall constitute an immediate Event of Default.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE G

FINANCIAL COVENANTS

(a) Definitions. The following terms shall have the meanings set forth below:

“Cash Burn Amount” means, with respect to Borrower and its consolidated Subsidiaries, as of any date of determination and based on the financial statements most recently delivered to Agent and the Lenders in accordance with this Agreement, the difference between:

(a) the product of (i) the sum of, without duplication, (A) net income (loss), plus (B) depreciation, amortization and other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) minus (C) non-financed capital expenditures, in each case of clauses (A), (B) and (C), for the immediately preceding six month period on a trailing basis, divided by (ii) six, minus

(b) the product of (i) the current portion of interest bearing liabilities due and payable in the immediately succeeding six months divided by (ii) six.

“EBITDA” means, for any six (6) month period on a trailing basis, without duplication, the total of the following, all of which shall be determined by Agent in its reasonable credit judgment: (i) net income determined in accordance with GAAP, plus (ii) to the extent included in the calculation of net income, the sum of (A) income taxes paid or accrued (excluding any amounts Borrower includes in its sales, general and administrative expenses), (B) interest expenses, net of interest income, paid or accrued, (C) amortization and depreciation, and (D) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), less (iii) to the extent included in the calculation of net income, the sum of (X) the income of any entity (other than a Subsidiary that is consolidated under EBITDA) in which any Loan Party has a direct or indirect ownership interest, except to the extent such income is received by such Loan Party in a cash distribution during such period, (Y) gains or losses from sales or other dispositions of assets (other than inventory in the normal course of business), and (Z) extraordinary or non-recurring gains and non-recurring losses. EBITDA shall be measured on a consolidated basis and at the end of each calendar quarter and on an accrued accounting basis.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower ending on March 31, June 30, September 30 and December 31 of each calendar year.

(b) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 6-month period then ended of not less than the following:

Period	EBITDA.
Fiscal Quarter ending June 30, 2008	< -$	5,500,000>

Fiscal Quarter ending September 30, 2008	< -$	5,100,000>

Fiscal Quarter ending December 31, 2008	< -$	5,000,000>

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Fiscal Quarter ending March 31, 2009	< -$	5,400,000>

Fiscal Quarter ending June 30, 2009	< -$	4,500,000>

Fiscal Quarter ending September 30, 2009	< -$	2,300,000>

Fiscal Quarter ending December 31, 2009	< -$	1,000,000>

Fiscal Quarter ending March 31, 2010		$300,000

Fiscal Quarter ending June 30, 2010		$1,700,000

Fiscal Quarter ending September 30, 2010		$2,800,000

Fiscal Quarter ending December 31, 2010 and each Fiscal Quarter ending thereafter		$4,400,000

(c) Minimum Liquidity. Borrower shall at all times have an aggregate of (1) unrestricted balance sheet cash and Cash Equivalents in one or more deposit accounts or securities accounts (other than the cash collateral permitted pursuant to Section 5.7(f)) over which Agent has obtained control under Section 7.10 and (2) Revolving Loan borrowing availability pursuant to Section 2.2(a), of not less than (A) for the period from April 1, 2008 through June 30, 2008, the greater of (i) $4,000,000 or (ii) the product of (i) six times (ii) the Cash Burn Amount at such time; (B) for the period from July 1, 2008 through September 30, 2008, the greater of (i) $5,000,000 or (ii) the product of (i) six times (ii) the Cash Burn Amount at such time; and (C) for the period from October 1, 2008 through the Commitment Termination Date, the greater of (i) $6,000,000 or (ii) the product of (i) six times (ii) the Cash Burn Amount at such time.

(d) Cure Right for Minimum Liquidity Covenant. In the event that the Borrower would otherwise fail to comply with the Minimum Liquidity covenant set forth in clause (c) above at any time (a “Minimum Liquidity Covenant Default”), then at any time prior to the date that is thirty (30) days after the date on which such Minimum Liquidity Covenant Default occurs, Borrower shall have the right (provided that such right may only be exercised once during the term of this Agreement) to have the amount of Borrower’s balance sheet cash be deemed to be increased by the amount of any cash proceeds of an investment made to Borrower by its shareholders after the date of such Minimum Liquidity Covenant Default in accordance with the terms and conditions of this clause (d). If Borrower provides to Agent evidence reasonably satisfactory to Agent that such cash proceeds were received by Borrower on or before the date that is thirty (30) days after the occurrence of the Minimum Liquidity Covenant Default, then the Minimum Liquidity covenant set forth in clause (c) above shall be recalculated as if such cash proceeds had been received on the date of such Minimum Liquidity Covenant Default.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE H

MYACCOUNT TERMS

My AccountSM

The MyAccount service is an electronic service provided by Lender and its Affiliates, which (a) provides the Borrower with electronic access via the World Wide Web to information regarding its loan account(s) under the Agreement through the use of web browsers and (b) allows the Borrower to electronically submit Borrowing Base certificates to Lender in connection with requests for Revolving Credit Advances. By accessing and/or using the MyAccount service, the Borrower agrees to accept and abide by the following terms and conditions as well as the Privacy Policy posted on the MyAccount site (the “Privacy Policy”) for each use and access of this service.

(a) Changes to Terms and Conditions: The Lender reserves the right, at its sole discretion, to change, modify, add or remove any portion of these Terms and Conditions, including the Privacy Policy, in whole or in part, at any time. Notification of changes in these Terms and Conditions and/or the Privacy Policy will be posted on the MyAccount site. Changes in these Terms and Conditions will be effective when notice of such changes has been posted. The Borrower’s continued use of the MyAccount site after such changes are posted will constitute its agreement to such changed Terms and Conditions and/or the Privacy Policy.

(b) Changes to Service and Terminate Access: The Lender may change, modify, remove, suspend, terminate or discontinue any aspect of the MyAccount site or service at any time without notice or liability. The Lender, in its sole discretion, may also impose limits or restrictions on certain services, features or content, terminate the Borrower’s access to parts or all of the MyAccount site or service and terminate all rights and licenses contained in these Terms and Conditions without notice or liability.

(c) Passwords: The Lender will issue to the Borrower a user name, password or other access codes or security items (collectively, “Passwords”). The Borrower will be solely responsible for the use and proper protection of the Passwords. The Borrower agrees to take all reasonable precautions to protect the security and integrity of the Passwords and to prevent their unauthorized use. The MyAccount service is a private computer system. Access to the MyAccount service is restricted to those who have Passwords. The Borrower’s Passwords should never be shared with anyone and the Borrower may not allow anyone other than an authorized officer of the Borrower to use them. The Borrower will be solely responsible for all actions taken that use its Passwords, including all transmissions by the Borrower of electronic records and electronic signatures, other than actions involving the unauthorized use of such Passwords by the Lender and/or its

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Affiliates. “Electronic records” refer to a record or information created, generated, sent, communicated, received or stored electronically, such as the Borrower’s financial data and Borrowing Base certificates in connection with requests for Revolving Loans. The Borrower will immediately notify the Lender in writing if the Borrower becomes aware of any unauthorized access or use of its Passwords and/or the MyAccount service, or if the Borrower’s Passwords are lost or stolen. Such notice shall not release the Borrower from its responsibility for such loss, theft, unauthorized access or use of its Passwords and/or the MyAccount service, or any other losses that may be incurred by the Lender. The Lender shall be entitled to assess the Borrower’s Passwords and, if the Lender determines that the Borrower is using Passwords that the Lender considers insecure, the Lender may at its discretion require the Borrower to change the Passwords and/or terminate the Borrower’s account.

The Borrower shall be prohibited from using any services or facilities provided in connection with the MyAccount site to compromise its security or tamper with system resources and/or accounts. The use or distribution of tools designed for compromising security (e.g., password guessing programs, cracking tools or network probing tools) is strictly prohibited. If the Borrower becomes involved in any violation of system security, the Lender reserves the right to release the Borrower’s details to system administrators at other websites in order to assist them in resolving security incidents. The Lender reserves the right to investigate suspected violations of these Terms and Conditions.

The Lender reserves the right to fully cooperate with any law enforcement authorities, or comply with any court order or subpoena requesting or directing the Lender to disclose any information concerning a user or registered user of the MyAccount site. BY ACCEPTING THESE TERMS AND CONDITIONS THE BORROWER WAIVES AND HOLDS HARMLESS THE LENDER FROM ANY CLAIMS RESULTING FROM ANY ACTION TAKEN BY THE LENDER DURING OR AS A RESULT OF ITS INVESTIGATIONS AND/OR FROM ANY ACTIONS TAKEN AS A CONSEQUENCE OF INVESTIGATIONS BY EITHER THE LENDER OR LAW ENFORCEMENT AUTHORITIES.

(d) Consent to Electronic Transaction: At the MyAccount site, the Borrower may transmit and receive electronic records relating to its financial condition, the loans or the Collateral and allow the Lender to compute the Borrowing Base, availability within the Borrowing Base and other related calculations using electronic records and other information provided by the Borrower in lieu of submitting such information in writing and signed by an authorized officer of the Borrower. The Borrower’s affirmative actions in using the MyAccount site, such as clicking “I Accept”, “Submit”, “Yes”, “Go” and the like and uploading of data to the Lender, signify that the Borrower agrees to, adopts and executes the action or electronic record with the intention to be legally bound, and the words

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“execution”, “signed”, “signature”, and words of like import in any Borrowing Base Certificate given to the Lender in connection with a request for a Revolving Credit Advance shall be deemed to be satisfied by such affirmative actions. Such affirmative actions will have the same legal force, effect, validity and enforceability as if an authorized officer of the Borrower affixed a written signature to the electronic record, and such electronic signature and electronic record shall be deemed to satisfy the writing and delivery requirements of any applicable law, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Maryland Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Borrower agrees to transmit and receive electronic records through the MyAccount service via the Internet using its Passwords. The Lender’s electronic or other properly stored copy of such electronic signatures and electronic records shall be deemed to be the true, complete, valid, authentic and enforceable copy of them. The Borrower will not transmit to the Lender via the MyAccount site any message or other electronic record other than those expressly authorized by the MyAccount service. The Borrower acknowledges that, regardless of whether it is using a web browser with security features, the Lender is unable to ensure that data contained in any related Internet transmission between the Lender and the Borrower will not be intercepted by third parties. The Borrower agrees that the Lender will not be liable should any such interception occur prior to receipt by the Lender of any such data transmitted by the Borrower or after transmission by the Lender of any such data to the Borrower.

(e) Representations and Warranties: In consideration of the Borrower’s use of and access to the MyAccount service, the Borrower agrees that each transmission of electronic signatures and electronic records using its Passwords via the MyAccount site shall be (1) deemed to be a representation and warranty by the Borrower that all such electronic records are true, correct and accurate when the record is sent and that the conditions in Section 3.2 of the Agreement have been satisfied and (ii) a restatement by the Borrower and each Guarantor (if any) of each of the representations and warranties made by such Person in any Loan Document and a reaffirmation by the Borrower and each Guarantor (if any) of the granting and continuance of the Lender’s Liens pursuant to the Loan Documents.

(f) Duty to Verify Transmissions: The Borrower shall independently verify all information and calculations computed by use of the MyAccount service and immediately inform the Lender of any error. No such error shall impair the validity of the Obligations, all of which shall be payable in full in accordance with the Loan Documents and the Borrower hereby agrees that any such loans made in excess of availability within the Borrowing Base or otherwise made in error shall be immediately due and payable.

(g) Security Procedures: The MyAccount service uses encryption to preserve the security and integrity of the Borrower’s transmissions. The parties agree that the Borrower’s Passwords affixed to or contained in an electronic record or

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

electronic signature, together with the encrypted transmissions employed by the MyAccount service for detecting changes or errors in electronic records and electronic signatures, shall be sufficient security procedures to verify the origin of any such transmission or the identity or authority of the Person transmitting it. Each electronic signature and electronic record transmitted to the Lender via the MyAccount service using the Borrower’s Passwords shall be the act of and attributable to the Borrower.

(h) User Conduct: The Borrower agrees: (1) not to use the MyAccount service in any manner that could damage, disable, overburden or impair the MyAccount service; (ii) not to share the Borrower’s Passwords with any other user or provide access to the MyAccount service or site to any other Person authorized to act on the Borrower’s behalf. Any employee of the Borrower, or authorized third party (e.g., accounting company) who requires such access, and is approved by the Borrower’s User Administrator, should apply for their own Passwords; (iii) not to upload, post, or otherwise transmit through or on the MyAccount site any viruses or other harmful, disruptive or destructive files; (iv) not to knowingly post on the MyAccount service or site information which is untrue, incomplete or inaccurate; (v) not to transmit through or on the MyAccount site “spam”, chain letters, junk mail or any other type of unsolicited mass email to Persons who have not agreed to be part of such mailings; (vi) not to post or otherwise disseminate on or through the MyAccount site harassing, defamatory, libelous, tortious, offensive, threatening, obscene or otherwise unlawful communications or materials of any kind, or materials which infringe or violate any third party’s copyright, trademark, trade secrets, privacy or other proprietary or property right or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law; (vii) not to use any robot, spider or other automatic device, or manual process to monitor, extract, collect, harvest or copy the web pages or any data or data fields contained at the MyAccount site including, but not limited to, personally identifiable information of any other user of the MyAccount site, or the names of customers of the Lender or its Affiliates; (viii) not to modify, assign, sublicense, sell or prepare derivative works of any materials on the MyAccount site nor to reproduce or publicly display, perform, distribute or otherwise use such materials except as expressly allowed herein; (ix) to retain, on all copies of any materials downloaded, all copyright, trademark, and other proprietary notices contained in the materials; (x) not to interfere with the security of, or otherwise abuse, the MyAccount service, or any services, system resources, accounts, servers or networks connected to or accessible through the MyAccount site or affiliated or linked sites; (xi) not to disrupt or interfere with any other Person’s use and enjoyment of the MyAccount service or affiliated or linked sites; (xii) not to use or attempt to use another’s account, service or system without authorization from the Lender to create or use a false identity on the MyAccount service; (xiii) not to attempt to obtain unauthorized access to the MyAccount service or portions of the MyAccount service which are restricted from general access; and (xiv) to comply with all applicable laws that relate to its use or activities on the MyAccount service.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i) System Requirements: The system requirements for use of the MyAccount service are Netscape Navigator 4.7 or higher or Internet Explorer 5.5 or higher, and Internet access which allow the Borrower to send and receive secure data transmissions. The Borrower acknowledges that it has the appropriate computer equipment and Internet access to use the MyAccount service and understands that its use of the Internet may incur certain operational costs such as monthly fees for a service provider. The Borrower agrees to notify the Lender prior to modifying or replacing any of its software or hardware or report format which may affect the accuracy of the data required to be submitted under this Agreement through the continued use of the MyAccount service. The Borrower agrees to notify the Lender at                      in the event that it no longer desires to use the MyAccount service offered by the Lender. The Borrower will allow a reasonable amount of time to make appropriate changes to ensure proper delivery to the Borrower through other means.

(j) Disclaimer of Warranties: The Lender shall not be responsible for the accuracy, completeness or use of any information received by the Borrower through the MyAccount service. THE MyAccount SITE, INCLUDING ALL SOFTWARE, FUNCTIONS AND CONTENT, ARE PROVIDED ON AN “AS IS” OR “AS AVAILABLE” BASIS. NONE OF THE LENDER NOR ANY OF ITS AFFILIATES OR SUPPLIERS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR ARISING FROM COURSE OF CONDUCT, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. THE LENDER, ITS AFFILIATES AND SUPPLIERS MAKE NO REPRESENTATION OR WARRANTY THAT ANY CONTENT, SOFTWARE OR FUNCTIONS ACCESSED THROUGH THE MyAccount SERVICE WILL BE UNINTERRUPTED OR ERROR FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT THE MyAccount SERVICE OR THE SERVER THAT MAKES IT AVAILABLE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. THE LENDER RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO MAKE ANY CHANGES TO THE MyAccount SITE, THE MATERIALS AND THE PRODUCTS, PROGRAMS, SERVICES OR PRICES (IF ANY) DESCRIBED IN THE SITE AT ANY TIME WITHOUT NOTICE.

(k) Limitation of Damages: THE LENDER, ITS AFFILIATES AND SUPPLIERS SHALL NOT BE RESPONSIBLE TO THE BORROWER OR ANY THIRD PARTY FOR ANY TRANSMISSIONS NOT ACTUALLY RECEIVED OR FOR MALFUNCTIONS IN COMMUNICATIONS FACILITIES WHICH MAY AFFECT THE ACCURACY OR TIMELINESS OF THE ELECTRONIC RECORDS SENT OR RECEIVED, OR FOR ANY LOSSES, ERRORS OR DELAYS ARISING OUT OF THE BORROWER’S USE OF ANY ACCESS SERVICE PROVIDER OR CAUSED BY ANY BROWSER SOFTWARE. IN NO EVENT SHALL THE LENDER OR ITS

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AFFILIATES OR SUPPLIERS BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUSINESS INTERRUPTION, LOSS OF INFORMATION OR PROGRAMS OR OTHER DATA ON THE BORROWER’S INFORMATION HANDLING SYSTEM) (EVEN IF EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) RELATED TO THE BORROWER’S USE OR ACCESS TO, OR THE BORROWER’S INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS OR ANY LINKED WEB SITE. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF THE LENDER, ITS AFFILIATES AND SUPPLIERS ARISING FROM THE BORROWER’S USE OR ACCESS TO, OR THE BORROWER’S INABILITY TO USE OR ACCESS, THE MyAccount SITE, ITS CONTENT OR FUNCTIONS EXCEED ONE HUNDRED DOLLARS ($100), REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. THE LIMITATION OF DAMAGES SET FORTH ABOVE IS A FUNDAMENTAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE LENDER AND THE BORROWER, THIS SERVICE WOULD NOT BE PROVIDED WITHOUT SUCH LIMITATION.

The limitations of liability and disclaimers herein contained apply regardless of the form of action, whether in contract, warranty, strict liability, negligence or other tort and shall survive the termination of the Borrower’s use or access to the MyAccount service, a fundamental breach or breaches, or the failure of the essential purpose of contract or the failure of an exclusive remedy.

(l) Indemnity: The Borrower hereby indemnifies and agrees to defend (with counsel acceptable to the Lender) and hold harmless the Lender, its partners, officers, agents and employees (collectively, “Indemnitees”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by the Lender or in which the Lender may ever be or become involved (whether as a party, witness or otherwise), in accordance with Section 9.2 of the Agreement, in connection with any claim of any nature arising out of its use of the MyAccount service. The Borrower also agrees to indemnify the Indemnitees from any breach of these Terms and Conditions by the Borrower, including use of any MyAccount site or service (other than as expressly authorized in these Terms and Conditions), or any allegation that information or materials that the Borrower provides to the Lender infringes the intellectual property, confidentiality, or other rights of any third party. The Borrower agrees that the Indemnitees will have no liability in connection with any such breach or unauthorized use, and the Borrower agrees to indemnify any and all resulting loss, damages, judgments, awards, costs, expenses, and attorneys’ fees of the Indemnitees in connection therewith. The Borrower will also indemnify and hold the Indemnitees harmless from any claims brought by third parties arising out of the Borrower’s use of the information accessed from the MyAccount site.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(m) Waiver and Release: The Borrower releases, discharges and holds harmless the Lender and its Affiliates and their respective directors, officers, employees and agents from any and all liability, claims or causes of action (known or unknown) arising out of its or their negligence in connection with the MyAccount service including, without limitation, liabilities arising out of information posted on the MyAccount site or otherwise provided by the Lender. The Borrower acknowledges that it has carefully read this waiver and release paragraph and fully understands that it is a release of liability. The Borrower is waiving any right that it may have to bring a legal action to assert a claim against the Lender or the other parties set out above for its or their negligence.

(n) No Confidential, Fiduciary or Contractually Implied Relationship with the Lender: The Borrower acknowledges that by using the MyAccount service, no confidential, fiduciary, contractually implied or other relationship is created between the Borrower and the Lender other than the express contractual relationship provided in these Terms and Conditions and any other written agreement between the Borrower and the Lender (including, without limitation, the Loan Documents).

(o) License to the Lender to Use Information: The Lender does not claim ownership of the materials the Borrower may provide to the Lender (including documents, feedback and suggestions), or upload, input or submit to the MyAccount service. However, by uploading files, inputting information or otherwise communicating on, to or through the MyAccount service, the Borrower hereby grants to the Lender a perpetual, worldwide, irrevocable, non-exclusive, royalty-free, transferable (with right to grant sublicenses through multiple sublicenses) license to use, copy, adapt, distribute, display, reproduce, transmit, modify and edit such materials, in all media now known or hereafter developed, in each case in accordance with the terms of Section 11.14 of the Agreement and the MyAccount Privacy Policy.

(p) Agreement to Privacy Policy: Information will be collected, processed, used, communicated, and disclosed by the Lender and its Affiliates for the purposes of monitoring the Borrower’s accounts and business, servicing the Borrower’s account, enforcing the Lender’s rights, providing and offering products and services and to facilitate transactions the Borrower enters into with the Lender and its Affiliates. The Borrower can find further information on the collection, use, communication and disclosure of its information in the MyAccount Privacy Policy. The Privacy Policy is incorporated by reference into these Terms and Conditions. Such information that the Borrower provides via the MyAccount site, together with information regarding the manner in which the Borrower uses the site, will be used, processed, communicated and disclosed as permitted by these Terms and Conditions, the Privacy Policy reproduced on the MyAccount site, other agreements between the parties related to such information, and as otherwise required by law. In the event of any conflict between these Terms and Conditions and the Privacy Policy or any other terms on the site, these Terms and Conditions shall control.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(q) Links to and From Other Sites: As a convenience to the Borrower, the MyAccount site may contain links to websites operated by other entities. If the Borrower follows those links, the Borrower will leave the MyAccount site. If the Borrower decides to visit any linked website, the Borrower does so at its own risk and it is the Borrower’s responsibility to take all protective measures to guard against viruses or other destructive elements. The Lender makes no warranty or representation regarding, and does not endorse, approve of, sponsor or recommend any linked websites or the information appearing thereon or any of the products or services described thereon. Links do not imply that the Lender sponsors, endorses, is affiliated or associated with, or is legally authorized to use any trademark, trade name, logo or copyrighted material displayed in or accessible through the links, or that any linked site is authorized to use any trademark, trade name, logo or copyrighted material of General Electric Company, the Lender, or any of their Affiliates or Subsidiaries. Any such site may contain material, data or information provided, posted or offered by third parties, including but not limited to advertisements and postings in online community discussions. The Borrower agrees that neither the Lender nor its Affiliates, business partners or service providers shall have any liability whatsoever to the Borrower for any such third party material, data or information.

All links to the MyAccount site must be approved in writing by the Lender except that the Lender consents to links in which: (i) the link is a text-only link containing only the name “gehealthcarefinance.com“ or the URL “http://www.gehealthcarefinance.com“; (ii) the link “points” only to “http://www.gehealthcarefmance.com“ and not to deeper pages; (iii) the link, when activated by a user, displays this page full-screen in a fully operable and navigable browser window and not within a “frame” on the linked website; (iv) the appearance, position, and other aspects of the link may neither create the false appearance that an entity or its activities or products are associated with or sponsored by the Lender nor be such as to damage or dilute the goodwill associated with the name and trademarks of the Lender. The Lender reserves the right to revoke this consent to link at any time in its sole discretion.

(r) Telephone and Communication Charges and Equipment: The Borrower shall be solely responsible for any and all telephone and other communications and equipment charges relating to its use of the MyAccount service. All transmissions by the Borrower via the MyAccount service shall be at the sole risk of the Borrower and the Lender shall not be responsible for any communications line failure, equipment or systems failure or other occurrence beyond the Lender’s reasonable control.

(s) Limited License: Subject to the terms and conditions set forth herein, the Lender hereby grants to the Borrower a non-exclusive, non-transferable, revocable, limited right to access, use and display the MyAccount service, and the visible text, graphics and images thereon and to view and download such text, graphics and images only in connection with the uploading of data and submission of Borrowing Base Certificates in connection with requests for

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Revolving Credit Advances by the Borrower in the United States. The Borrower may not modify, assign, sublicense, sell or prepare derivative works from such text, graphic or images or reproduce or publicly display, perform, distribute or otherwise use them for any public or commercial use. The Borrower may not print or copy the HTML or other computer programs that are viewable at the MyAccount site. The Borrower shall not upload or transmit to the Lender’s computer systems any computer virus, worm, time bomb or other harmful programming routine. Except as expressly provided in these Terms and Conditions, the Lender does not grant to the Borrower any express or implied right or license of any intellectual property including patent, trademark, copyright, trade secret or confidential information of the Lender or any of its Affiliates.

(t) Software: Any software as well any files, images generated by such software, code and data accompanying such software (the “Software”) used or accessible through the MyAccount service are the copyrighted works of the Lender and/or its Affiliates and suppliers. The Lender retains full and complete title to any and all intellectual property rights it may own or license in the Software. The Lender hereby grants to the Borrower a non-exclusive, nontransferable (without the right to grant sublicenses), revocable, limited license to use the Software for the sole purposes as provided in these Terms and Conditions. The Borrower may not reproduce, sell, distribute, copy, assign, sublicense, disassemble, decompile, modify or reverse engineer any of the Software or permit any other Person to do so.

(u) Copyright: The MyAccount site, including without limitation its content and materials, Software, functions, organization, design compilation, magnetic translation, digital conversion, content, HTML code, graphics and other files and other matters related to this site, as well as their overall coordination, selection and arrangement (“Materials”) are protected by United States copyright laws, international conventions and other copyright laws. All rights are reserved. All Materials contained on the MyAccount site are protected by copyright, and are either owned, controlled or licensed by the Lender. The Borrower agrees to comply with all applicable copyright laws in its use of the MyAccount site and to prevent any unauthorized copying of the Materials. The Borrower shall abide by this and any and all additional copyright notices, information or restrictions contained in any of these Materials. The Borrower may print the materials without the express written consent of the Lender, provided that the Borrower maintains all copyright and other notices contained in such materials, but the Borrower may not otherwise prepare derivative works based upon such content, nor may such content be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without prior written permission of the copyright owner. No such activity may be competitive with or derogatory to the Lender and no such express or implied right is granted. The Borrower shall not distribute any of the content of any of the MyAccount site to any other Person unless that Person accepts all obligations under these Terms and Conditions. Any copyright owner consent may be revoked at any time, and such consent does not include consent to

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

republish MyAccount site information on any other Internet, Intranet or Extranet site or to incorporate the information in any other database or compilation, unless expressly given in writing. Any other use of the content of the MyAccount site is strictly prohibited.

(v) Trademarks: MyAccount and other MyAccount graphics, logos and service marks are trademarks of the General Electric Company. Such may not be copied, imitated or used, in whole or part, without the prior written consent of the General Electric Company. All other trademarks, service marks, logos, certification marks, collective marks or trade dress, including MyAccount (collectively “Trademarks”) appearing in the MyAccount site are the property of the Lender or its Affiliates, business providers or service providers. No such Trademarks may be copied, imitated, or used, in whole or in part, without prior written permission of the owner of the relevant Trademark. All page headers, custom graphics, button icons, and scripts are Trademarks owned by the Lender or its Affiliates, business partners or service providers which may not be copied, imitated, or used, in whole or in part, without the relevant owner’s prior written permission. No rights to use any Trademarks are granted under these Terms and Conditions. Certain company names and products mentioned on the MyAccount site may be claimed as Trademarks by their respective owners, who may not be affiliated with the Lender its Affiliates, business partners or service providers.

(w) Reservation of Rights: The Lender and its Affiliates’ products, services, methods and processes may be covered by one or more patents or other statutory intellectual property rights, and are subject to trade secret and other proprietary rights. The Lender and its Affiliates reserve all such rights.

(x) For U.S. Users Only: Access to the MyAccount service is open only to United States corporations, partnerships, limited liability companies and business trusts only which are borrowers of certain of the Lender’s businesses. The MyAccount site is controlled, operated and administrated from the Lender’s offices within the United States. The Lender makes no representation that any materials contained on the MyAccount site or features provided on or through the site or otherwise by the Lender are appropriate or permitted in all locations, or for use by all borrowers. Those who access the MyAccount site from other jurisdictions are responsible for their compliance with local laws.

(y) Language: The Borrower and the Lender acknowledge that each has requested that these Terms and Conditions, all ancillary documents and the MyAccount site be drawn up in the English language only.

(z) General: These Terms and Conditions constitute the entire agreement between the Lender and the Borrower with respect to the Borrower’s use of the MyAccount site and service, and supersede all prior or contemporaneous agreements, with respect to the subject matter hereof. No modification of these Terms and Conditions shall be effective unless signed by an officer of the Lender or posted by the Lender on the MyAccount site. These Terms and Conditions are

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

not intended to alter the terms or conditions of any other agreement the Borrower may have with the Lender to the extent that those agreements govern issues other than the Borrower’s use of the MyAccount site and service. The Lender may assign its rights and obligations under these Terms and Conditions but the Borrower may not. Any cause of action the Borrower may have with respect to the Borrower’s use of the MyAccount service or which is the subject of these Terms and Conditions must be commenced within one (1) year after the claim or cause of action arises. Any waiver of any rights of either party must be in writing, signed by the waiving party, and any such waiver shall not operate as a waiver of any future breach of these Terms and Conditions. The language in these Terms and Conditions shall be interpreted as to its fair meaning and not strictly for or against either party. If for any reason a court of competent jurisdiction finds any provision of these Terms and Conditions or portion thereof to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of these Terms and Conditions, and the remainder of these Terms and Conditions shall continue in full force and effect.

(aa) Governing Law: These Terms and Conditions shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to conflict of laws provisions. You agree that the exclusive jurisdiction and venue for any action arising out of or relating to the MyAccount site or the Materials, the Borrower’s use of the MyAccount site, or these Terms and Conditions shall be in the state or federal courts in New York City, New York, and you agree to be subject to jurisdiction in such courts for purposes of such actions. You waive all rights to a jury trial.

(bb) Acceptance: You may accept the Terms and Conditions by clicking on the “Accept” button on the Legal Notice page. Your action in clicking on that button signifies that you agree to be bound by these Terms and Conditions. Such acceptance and agreement shall be deemed to be as effective as if execution of the Terms and Conditions were by a written signature performed manually by you, and these Terms and Conditions shall be deemed to satisfy any writing requirements of any applicable law. Our electronic or other properly stored copy of these Terms and Conditions shall be deemed to be the true, complete, valid, authentic and enforceable copy of these Terms and Conditions and you agree not to contest the admissibility or enforceability of these Terms and Conditions in a court for any proceedings arising out of these Terms and Conditions or use of the MyAccount site.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A

FORM OF NOTICE OF REVOLVING LOAN ADVANCE

Reference is made to the Amended and Restated Loan and Security Agreement, dated as of [                         ,         ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [                    ] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 2.2(a) of the Agreement, of its request for a Revolving Loan to be made on [                    ,         ] in the aggregate amount of [$                ], to be made as {a Base Rate Loan} {a LIBOR Loan}.

Borrower hereby (i) represents and warrants that all of the conditions contained in Sections 2.2(a) and 4.2 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Revolving Loan requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom and (ii) reaffirms all of its obligations and security interests granted to Agent, on behalf of itself and the Lenders, under the Debt Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer as of the date first set forth above.

[BORROWER]

By:
Name:
Title:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT B

SALIENT SURGICAL TECHNOLOGIES, INC

Borrowing Base Certificate

as of Month, Day, Year

I hereby certify that I am an Authorized Representative of Salient Surgical Technologies, Inc and I am authorized to make the certifications hereunder in accordance with the Loan and Security Agreement dated                              (the “Loan Agreement”) between Salient Surgical Technologies, Inc and General Electric Capital Corporation.

1. This Certificate is given to the Lender in order to induce the Lender on the date hereof to make an advance to the Borrower in the principal amount of $             pursuant to the terms and conditions of the Credit Agreement. The following information is provided in connection with this advance request:

I. Computation of Collateral

A. Commercial Accounts:
1	Billed Receivables Balance (per aging dated Month/Day/Year)	1	$—
2	Less: Foreign Accounts	2	$—
3	Less: Accounts over 60 days	3	$—
4	Less: Credit Balances	4	$—
5	Less: Cross Aged Accounts (50% from any single Account Debtor is > 90 Days)	5	$—
6	Total Eligible Receivables (Sum Line 1-5)	6	$—

II. Computation of Availability

7	Total Eligible Receivables from Line 6	7	$—
	a. Liquidity Factor: 100%	a.	$—
8	Gross Eligible Collateral	8	$—
9	Less: Total Collections (Received but unposted cash)	9	$—
10	Less: Credit Balance Reserve	10	$—
11	Less: Other Reserve	11	$—
12	Net Eligible Collateral	12	$—
	a. Advance Rate: 85% of Line 12	a.	$—
13	Net Availability	13	$—
14	Less: Letters of Credit	14	$—
15	Total Availability	15	$—

III. Computation of Loan

16	Loan Balance on Borrowing Base Certificated dated	16	$—
17	Less: Gross Collections (since the last borrowing base)	17	$—
18	Adjusted Loan Balance (Line 16 plus 17)	18	$—
19	Availability before Loan Request (Line 15 less 18)	19	$—
20	The undersigned requests a loan in the amount of:	20	$—
21	New loan balance (Line 18 plus 20)	21	$—
22	Remaining availability (Line 19 less 21)	22	$—

2. As of the date hereof, Borrower is in compliance with each of the terms, covenants, and conditions set forth in the Loan Agreement.

3. As of the date hereof, there exists no Event of Default, as defined in the Loan Agreement, nor any event, which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

4. As of the date hereof, the representations and warranties contained in the Loan Agreement are true in every respect, with the same effect as though such representations and warranties had been made on the date hereof.

5. After the making of the advance requested by this Certificate, the total aggregate principal amount outstanding under the Loan Agreement will be approximately                     .

6. Borrower’s most recent Accounts Receivable Aging Report, dated as of                      as reported in Computation of Collateral (including all necessary and appropriate documentation required to interpret the Report and to complete this Borrowing Base Certificate), has been sent via facsimile, overnight courier or mail, and is made a part hereof. All Accounts included on such reports have been properly billed and collections have been properly posted to the respective Accounts to reduce Qualified Accounts accordingly. All proceeds of Accounts that have not been posted to the Accounts reported herein (including unbilled and/or estimated Accounts) have been disclosed to Lender.

7. As of the date hereof, Borrower has paid all State and Federal payroll withholding taxes immediately due and payable through                     .

Name:
Title:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

TissueLink Medical, Inc.

Cross-Aged Accounts

Exclude:	< 60 Days
Sound Shore	$4,816.65

$4,816.65

VA Hospitals:
Augusta, GA	$4,992.20
Indianapolis, IN	$525.00
Palo Alto, CA	$2,073.70

$7,590.90

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT C

FORM OF [REVOLVING LOAN / TERM LOAN] PROMISSORY NOTE

[                ,         ]

FOR VALUE RECEIVED, [NAME OF BORROWER], a                                                       located at the address stated below (“Borrower”), promises to pay to the order of [Lender] or any subsequent holder hereof (each, a “Lender”), the principal sum of                      and     /100 Dollars ($                        ) or, if less, the aggregate unpaid principal amount of all [Revolving/Term] Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

This Promissory Note is issued pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of                 , 20    , among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent, [the other lenders signatory thereto], and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the [Revolving/Term] Notes referred to therein, and is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement. The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement. The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured as provided in the Agreement and the other Debt Documents. Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof. [If a Term Loan Note, insert: If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 Business Days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement. Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement. After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

[BORROWER]

By:

Name:

Title:

Federal Tax ID #:

Address:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT D

SECRETARY’S CERTIFICATE OF AUTHORITY

[DATE]

Reference is made to the Amended and Restated Loan and Security Agreement, dated as of [                ,                  ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [                    ] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                                 ], do hereby certify that:

(i) I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);

(ii) attached hereto as Exhibit A is a true, complete and correct copies of the Company’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;

(iii) each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Debt Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv) attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Debt Documents to which the Company is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;

(v) the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before said written notice is delivered to Agent and each Lender; and

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(vi) no Default or Event of Default exists under the Agreement, and all representations and warranties of the Company in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

[Signature Page Follows]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[Assistant] Secretary

The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY

FORM OF RESOLUTIONS

BOARD RESOLUTIONS

                     , 200

WHEREAS, [                    ], a                                   (“Borrower”) has requested that General Electric Capital Corporation, a Delaware corporation (“GECC”), as agent (in such capacity, the “Agent”) and lender, and certain other lenders (GECC and such other lenders, collectively, the “Lenders”) provide a credit facility in an original principal amount not to exceed $[                    ] (the “Credit Facility”); and

WHEREAS, the terms of the Credit Facility are set forth in a loan and security agreement by and among Borrower, the guarantors from time to time party thereto, Agent, and the Lenders and certain related agreements, documents and instruments described in detail below; and

[WHEREAS, as a subsidiary of Borrower,                 , the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]

WHEREAS, the Board of Directors of [Borrower] [Company] (the “Directors”) deems it advisable and in the best interests of [Borrower] [Company] to execute, deliver and perform its obligations under those transaction documents described and referred to below.

NOW, THEREFORE, be it

RESOLVED, that the Credit Facility be, and it hereby is, approved; and further

RESOLVED, that the form of Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”), by and among [Borrower], [Company,] the [other] guarantors from time to time party thereto, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer] of [Borrower] [Company] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [Borrower] [Company] to execute and deliver to Agent the Loan and Security Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further

[RESOLVED, that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]

[RESOLVED, that the form(s) of [Intellectual Property Security Agreement] [Pledge Agreement] [and] [Account Control Agreement] [(collectively, the “Security Documents”)] [and the form of the Preferred Stock Warrant,] [Disbursement Letter,] [Guaranty,] [INCLUDE OTHER DOCUMENTS AS APPROPRIATE] (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, amendments, modifications, instruments and documents (together with the Loan and Security Agreement, [and] the Notes [, and the Ancillary Documents], the “Debt Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [Borrower] [Company], in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further

RESOLVED, that [Borrower] [Company] is hereby authorized to perform its obligations under the Debt Documents, [including, without limitation, the borrowing of any advances made under the Credit Facility and] the granting of any security interest in [Borrower’s] [Company’s] assets contemplated thereby to secure [Borrower’s] [Company’s] obligations in connection therewith; and further

RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [Borrower] [Company] may attest to such Debt Documents, the signature thereon or the corporate seal of [Borrower] [Company] thereon; and further

RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further

RESOLVED, that these resolutions shall be valid and binding upon [Borrower] [Company].

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT E-1

FORM OF LANDLORD CONSENT

[Landlord]

[Address]

[                ,         ]

Ladies and Gentlemen:

General Electric Capital Corporation (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or is about to enter into, a Amended and Restated Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with [CUSTOMER NAME] (“Borrower”) [and                      (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all addition, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [                                ] in the City or Town of [                    , County of                                                   and State of             ] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [DATE], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).

By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) your interest in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the interests of Agent and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises). Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.

This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.

This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

We appreciate your cooperation in this matter of mutual interest.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel Phone: (301) 961-1640

Facsimile: (301) 664-9866

AGREED TO AND ACCEPTED BY:

[NAME], as [owner/landlord/mortgagee/realty manager]

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY:

[NAME OF LOAN PARTY]

By:
Name:
Title:

Interest in the Premises (check applicable box)

☐	Owner

☐	Mortgagee

☐	Landlord

☐	Realty Manager

Address:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT E-2

FORM OF BAILEE CONSENT

[Letterhead of GE Capital]

                         , 200

[NAME OF BAILEE]

Dear Sirs:

Re: [Name of the Loan Party] (the “Company”)

Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain equipment owned by the Company held by you at the manufacturing facility (the “Premises”) owned by you and located at [                            ](the “Personal Property”).

Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.

You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.

You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.

You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).

The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.

This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

The Company has signed below to indicate its consent to and agreement with the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:	Duly Authorized Signatory

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc., LSF

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

Attention: Senior Vice President of Risk

Phone: (203) 205-5200

Facsimile: (203) 205-2192

With a copy to:

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Facsimile: (301) 664-9866

Agreed to:

[NAME OF LOAN PARTY]

By:
Name:
Title:

Address:

[NAME OF BAILEE]

By:
Name:
Title:

Address:

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT F

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Amended and Restated Loan and Security Agreement, dated as of [                         ,         ] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [                    ] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                                                 ], do hereby certify that:

(i) I am the duly elected, qualified and acting [TITLE] of Borrower;

(ii) attached hereto as Exhibit A are [the monthly financial statements]/[annual audited financial statements]/[quarterly financial statements] as required under Section 6.3 of the Agreement and that such financial statements are prepared in accordance with GAAP and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes;

(iii) no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Lender; and

(iv) all representations and warranties of the Loan Parties stated in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:

1

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT G

☐

EPS Setup Form	Submit Via Fax:	GE Healthcare Financial Services
	ATTN: EPS Facilitator	Phone: (800) 426-6346
	(203) 205-2193	Fax: (203) 205-2193

1. Sender Information:	Instructions To Enroll In EPS Plan:
Sender Name:	A. Complete sections 1 - 7 (signature and all other information is required)
Sender Phone Number:	B. Include a copy of a voided check, on which is noted your bank, branch and account number

C. Please submit via Fax to: (203) 205-2193

2. Authorization Agreement for Pre-Arranged Payment Plan:

(a)	(“Borrower”) authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries for payment becoming due pursuant to the terms and conditions set forth in the Amended and Restated Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Borrower, the guarantors form time to time party thereto, Agent and the lenders signatory thereto.

(b)	Borrower understands that the basic loan payment and all applicable taxes are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any applicable late charges, as set forth in the Agreement.

(c)	It is incumbent upon Borrower to give written notice to Agent of any changes to this authorization or the below referenced bank account information 10 days prior to payment date; Borrower may revoke this authorization by giving 10 days written notice to Agent unless otherwise stipulated in the Agreement.

(d)	If a deduction is made in error, Borrower has the right to be paid within five business days by Agent the amount of the erroneous deduction, provided Agent is notified in writing of such error.

(e)	Cosigner must also sign if the account is a joint account.

1

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3. Agent Account Number(s): (Invoice Billing ID, 10-digit number formatted: 1234567-001)

Account:	Account:	Account:	Account:
Account:	Account:	Account:	Account:

4. First Payment Debit Date (mm/dd/yy)	First Payment:

5. Complete ALL Bank and Borrower Information:

BANK	Name of Bank or Financial Institution:	Bank Account Number:		ABA Routing Number (9-digit number)
INFO	Address of Bank or Financial Institution:	City:		State: Zip Code:

	Signatures	Company		Contact
	Signature of Authorized Signer: Date:	Company Name:		Contact Name:

BORROWER	Name of Joint Account Holder: (Please Print)	Company Address:		Contact Phone Number:

INFO	Signature of Joint Account Holder: Date:	City:		Contact Fax Number:

	Name of Authorized Signer: (Please Print)	State:	Zip Code:	Contact email address:

6. Would you like to have property taxes paid via EPS on above accounts?

Check (X):    YES:  ☐    NO:  ☐

7. Would you like to receive a complementary invoice?

Check (X):    YES:  ☐    NO:  ☐

2

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT H

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE ____________ SHARES OF SERIES ____________ CONVERTIBLE PREFERRED STOCK

________ ___, 2008

THIS CERTIFIES THAT, for value received, ____________

(“Holder”) is entitled to subscribe for and purchase ____________ shares of fully paid and nonassessable Series ____________ Convertible Preferred Stock of ____________, a ________ corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Preferred Stock” shall mean Company’s presently authorized Series ____________ Convertible Preferred Stock, ____________ par value per share, and any stock into which such Preferred Stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Preferred Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Preferred Stock may hereafter be converted or exchanged.

1. Warrant Price. The “Warrant Price” shall initially be ____________ per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the tenth anniversary of the date of this Warrant (the “Expiration Date”).

3. Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 19 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1

have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X =	Y (A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Preferred Stock shall mean:

(i) In the event of an exercise in connection with an Initial Public Offering, the per share Fair Market Value for the Preferred Stock shall be the offering price at which the underwriters initially sell common stock of Company (“Common Stock”) to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

(ii) The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

(iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Preferred Stock shall be the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction as determined by the Board of Directors; or

(iv) In any other instance, the per share Fair Market Value for the Preferred Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(iii) or 3(c)(iv), above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock. The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Preferred Stock. Such certification must be made to Holder at least thirty (30)

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2

business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e) Treatment of Warrant Upon Acquisition of Company.

(i) Certain Definitions. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

(ii) Cash Acquisition. In the event of an Acquisition in which the sole consideration is cash, Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed Acquisition.

(iii) Asset Sale. In the event of an Acquisition that is an arms length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale. Company shall provide Holder with written notice of any proposed asset sale together with such reasonable information as Holder may request in connection with such asset sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed asset sale.

(iv) Assumption of Warrant. Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Warrant Shares shall be adjusted accordingly.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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4. Representations and Warranties of Holder and Company.

(a) Representations and Warranties by Holder. Holder represents and warrants to Company with respect to this purchase as follows:

(i) Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii) Resale. Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii) Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv) Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v) Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

(i) Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

(ii) Corporate Power . Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(v) No Conflict. The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi) Capitalization. The capitalization table of Company attached hereto as Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company. Company has reserved ____________ shares of Common Stock for issuance upon conversion of the Preferred Stock.

(vii) Warrant Price. The Warrant Price is no greater than the lowest price at which Company has issued Series ____________ Convertible Preferred Stock to an unrelated third party in an arm’s length transaction.

5. Legends.

(a) Legend. Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5

TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (“SEC”) reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Preferred Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Preferred Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6

Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Preferred Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Preferred Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Preferred Stock payable in Preferred Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Preferred Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(e) Adjustment for Dilutive Issuance. The Warrant Price and the number of Warrant Shares issuable upon exercise of this Warrant or, if the Warrant Shares are Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Warrant Shares, shall be subject to adjustment, from time to time in the manner set forth in Company’s Certificate of Incorporation as if the Warrant Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Warrant Shares in Company’s Certificate of Incorporation relating to the above in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7

(f) Adjustment for Pay-to-Play Transaction. In the event that Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Preferred Stock, or the reclassification, conversion or exchange of the Preferred Stock, in the event that a holder thereof fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and in the event that such Pay-to-Play Provision becomes operative, this Warrant shall automatically and without any action required become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Warrant Shares issuable hereunder had this Warrant been exercised in full prior to such event, and had Holder participated in the equity financing to the maximum extent permitted.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9. Financial and Other Reports. From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder, if Company is a private company, (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each month end, in a form acceptable to Holder and certified by Company’s president or chief financial officer, and (b) Company’s complete annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company and satisfactory to Holder within 120 days of the fiscal year end or, if sooner, at such time as Company’s Board of Directors receives the audit. If Company is a publicly held company, it shall deliver to Holder quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements and annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements, certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the SEC, and if Holder requests, Company shall deliver to Holder monthly unaudited consolidated balance sheets, statements of operations and cash flow statements within 30 days after the end of each month. All such statements are to be prepared using GAAP and, if Company is a publicly held company, are to be in compliance with SEC requirements. At the time of Company’s delivery of quarterly financial statements in accordance with this Section 9, Company shall also deliver to Holder an updated capitalization table of Company in the form attached hereto as Annex A.

10. Transferability of Warrant. This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

11. Registration Rights. Company grants registration rights to Holder of this Warrant for any Common Stock of Company obtained by Holder upon exercise or conversion of this Warrant, or subsequent conversion of the Preferred Stock, in parity to the registration rights granted to other holders of the Preferred Stock and agrees that Holder shall be added as a party to that certain ____________ dated as of ____________ of Company (the “Registration Rights Agreement”), and that the Warrant Shares shall be

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8

“Registrable Securities” under the Registration Rights Agreement. [CONFORM PARAGRAPH AS APPROPRIATE]

12. No Fractional Shares. No fractional share of Preferred Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

13. Charges, Taxes and Expenses. Issuance of certificates for shares of Preferred Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

14. No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

15. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

16. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

17. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e) Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

18. No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment. Without limiting the breadth of the foregoing, Company will not cause the Series ____________ Convertible

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9

Preferred Stock into which this Warrant is exercisable or convertible to be converted into Common Stock unless such conversion is effected as part of the conversion of all Company’s outstanding series of preferred stock and other senior securities into Common Stock.

19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 19.

If to Company:

If to Holder:

With copies to:

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day).

20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

21. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

[NAME OF COMPANY]

By:
Name:
Title:

Dated as of ____________ ___, 200__.

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11

NOTICE OF EXERCISE

To:

[Name of Company]

1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series ____________ Convertible Preferred Stock (the “Preferred Stock”) of ____________ (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated _____________ ____, 200___ (the “Warrant”).

2.	Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase _____________ shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[NAME OF HOLDER]

By:
Name:
Title:
Date: _______ ___, 200___

[*]	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12

i

ii

iii